EXHIBIT 99.1

[GRAPHIC OMITTED]              STATE OF CONNECTICUT



                      DEPARTMENT OF PUBLIC UTILITY CONTROL
                               TEN FRANKLIN SQUARE
                              NEW BRITAIN, CT 06051



DOCKET NO. 00-05-0100-05-01          APPLICATION OF THE CONNECTICUT LIGHT AND
                                     POWER COMPANY FOR APPROVAL OF THE ISSUANCE
                                     OF RATE REDUCTION BONDS AND RELATED
                                     TRANSACTIONS



                                November 8, 2000
                         By the following Commissioners:


                                Glenn Arthur
                                Linda Kelly Arnold
                                Jack R. Goldberg



                                    DECISION

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I.     INTRODUCTION...........................................................1
A.     SUMMARY................................................................1
B.     BACKGROUND.............................................................1
C.     CONDUCT OF THE PROCEEDING..............................................2
D.     PARTIES AND INTERVENORS................................................2

II.    ANALYSIS...............................................................2
A.     THE PROPOSED RRB TRANSACTION...........................................2
B.     TRANSITION PROPERTY....................................................4
C.     FORMATION/CAPITALIZATION OF SPE AND SALE OF TRANSITION PROPERTY........6
D.     ISSUANCE OF SPE DEBT SECURITIES AND RRBS...............................8
E.     THE RRB CHARGE.........................................................9
    1.     Exit Fees.........................................................11
    2.     Reduction in Overall Cost of Capital..............................12
    3.     Working Capital Allowance.........................................12
    4.     CTA Shortfalls....................................................13
    5.     Ongoing Transaction Costs.........................................13
F.     SERVICING OF RRBS.....................................................14
G.     THIRD PARTY SUPPLIERS.................................................15
H.     CREDIT ENHANCEMENT....................................................16
I.     TAX CONSIDERATIONS....................................................17
J.     ACCOUNTING AND FINANCIAL REPORTING....................................18
K.     TRUE-SALE OPINION AND COLLECTION SHORTFALLS...........................18
L.     SAVINGS/BENEFITS TO RATEPAYERS........................................19
K.     USE OF PROCEEDS.......................................................20

III.   FINDINGS OF FACT......................................................21

III.   CONCLUSION, AUTHORIZATIONS AND ORDERS.................................25
A.     CONCLUSION............................................................25
B.     AUTHORIZATIONS........................................................25
C.     ORDERS................................................................26

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                                    DECISION

I.       INTRODUCTION

A.       SUMMARY

         Sections 8 and 9 of Public Act 98-28, codified as ss.16-245e and ss.16-245f of the General Statutes of Connecticut (Conn. Gen. Stat.), permit an electric distribution company to submit a request for securitization through rate reduction bonds (RRBs) of certain stranded costs, including mitigation costs, generation-related regulatory assets, long-term contract costs that have been bought out or bought down, and refinancing costs. In this Decision, the Department of Public Utility Control (Department) approves the issuance of a financing order approving and authorizing the issuance of RRBs by The Connecticut Light and Power Company (CL&P or Company). The rate reduction bonds will be used for the recovery of certain stranded costs and related transactions pursuant to Conn. Gen. Stat. ss.ss.16-245e to 16-245k. The Department also finds that the Company has satisfied the condition precedent for the issuance of the RRBs; namely that CL&P has demonstrated that the savings attributable to such funding will be passed on directly to customers and that such funding will not give CL&P or its affiliates an unfair competitive advantage.

         The Financing Order provides for the collection of the monies to fund or pay the RRBs through a non-bypassable rate reduction bond charge. This RRB Charge will be a component of the Competitive Transition Assessment (CTA) in amounts sufficient to recover the principal, interest, credit enhancement, fees and expenses associated with the RRBs. The RRB Charge will be applied equally to all retail customers within the same class.

         This Decision also finds that there is a clear ratepayer benefit from the issuance of the RRBs. Chiefly, ratepayers pay a carrying charge of 10.85% on outstanding regulatory assets. Ratepayers would benefit if the all-in costs of securitization through RRBs were lower than the 10.85% cost. Based on current market conditions, it is anticipated that the carrying charge to ratepayers of 10.85% will be reduced to approximately 7.91% through the use of the RRBs. The Department finds that securitizing at an all-in cost of less than 10.85% results in an immediate reduction in revenue requirements and allows the Company a quicker recovery of stranded costs. The Department concludes in this Decision that there will be a direct savings to ratepayers as a result of securitization and issuance of RRBs.

         The Department will allow CL&P to use the proceeds from the RRBs chiefly to pay Independent Purchase Power (IPP) contracts at negotiated buyout rates including approved lump sum buyout payments. In addition the proceeds can be used to pay transaction costs and refinancing costs associated with capital reduction.

B.       BACKGROUND

         By Application dated May 31, 2000 (Application), filed pursuant Conn. Gen. Stat. ss.ss.16-245e to 16-245k, CL&P requests the issuance of a financing order from the
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Docket No. 00-05-01                                                      Page 2


Department approving the issuance of RRBs for the recovery of certain stranded costs and related transactions (Financing Order). The Company also requests that the Financing Order include a transaction description, findings, orders and approvals substantially similar in language to those contained in the Application, Exhibit 4.

         By Decision dated July 7, 1999 in Docket No. 99-02-05, APPLICATION OF THE CONNECTICUT LIGHT AND POWER COMPANY FOR CALCULATION OF STRANDED COSTS (Stranded Cost Decision), the Department approved approximately $3.6 billion as the total amount of CL&P's stranded costs. At the time of the Stranded Cost Decision, the costs of certain mitigation efforts, such as the buyout/buydown of independent power producer contracts, as well as the cost of retiring capital, were not yet quantifiable and, therefore, were not considered in that Decision.

         By Decision dated October 1, 1999 in Docket No. 99-09-36, DPUC DETERMINATION OF THE CONNECTICUT LIGHT AND POWER COMPANY'S STANDARD OFFER (Standard Offer Decision), the Department determined that certain eligible stranded costs of CL&P qualify for recovery through the issuance of RRBs.

C.       CONDUCT OF THE PROCEEDING

         Pursuant to a Notice of Hearing dated August 22, 2000, the Department held a public hearing in this matter in its offices, Ten Franklin Square, New Britain, Connecticut 06051, on September 21, and 22, 2000 and October 5, 2000, at which time it was closed.

         The Department issued a draft Decision in this matter on October 27, 2000. All parties and intervenors were provided an opportunity to file written exceptions to and give oral argument on the draft Decision.

D.       PARTIES AND INTERVENORS

         The Department designated The Connecticut Light and Power Company, P.O. Box 270, Hartford, Connecticut 06141-0270; and the Office of Consumer Counsel
(OCC), Ten Franklin Square, New Britain, Connecticut 06051, as parties to this proceeding.

II.      ANALYSIS

A.       THE PROPOSED RRB TRANSACTION

         Sections 8 to 14, inclusive, of Public Act 98-28, AN ACT CONCERNING ELECTRIC INDUSTRY RESTRUCTURING (Act), codified as Conn. Gen. Stat. ss.ss.16-245e to 16-245k (Securitization Statute), allows for the use of securitization for only certain stranded costs, such as generation-related regulatory assets, purchased power contracts that have been reduced to a fixed present value, and mitigation efforts as calculated pursuant to ss.8(c) of the Act. Such securitization requires prior approval by the Department in the form of a financing order and is further subject to the full review and prior approval of the State of Connecticut, acting through the office of the State Treasurer (Finance Authority or State). The Securitization Statute grants the

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Docket No. 00-05-01                                                      Page 3


Department the authority to review a securitization application and issue a Financing Order for the recovery of such eligible stranded costs. No stranded costs shall be funded with the proceeds of RRBs unless the Company demonstrates that the resulting savings will be passed on to customers. The Department can only approve securitization if it finds that this will not give the Company or its generation affiliates an unfair advantage.

         The Securitization Statute authorizes the Department to issue a Financing Order that creates an irrevocable property right (Transition Property) to bill and collect a non-bypassable charge (RRB Charge), which will be a component of the CTA, in amounts sufficient to recover the principal, interest, credit enhancement, and fees and expenses associated with RRBs. Pursuant to Conn. Gen. Stat. ss.16-245j(b), the State pledges and agrees with the owners of the Transition Property and holders of RRBs that the State shall neither limit nor alter the RRB Charge, the Transition Property, this Financing Order, and all rights thereunder until RRBs, together with interest thereon, are fully met and discharged, unless adequate provision is made for the protection of the owners or holders. The Securitization Statute also provides that Transition Property may be sold in a true sale transaction to a special purpose entity (SPE) to facilitate the issuance of RRBs and related notes (SPE Debt Securities).

         In the instant docket, CL&P is applying to the Department for a Financing Order approving the issuance of RRBs in the aggregate principal amount of approximately $1.55 billion and related transactions pursuant to the terms of the Securitization Statute. Late Filed Exhibits No. 2 and 7HS01. This proposed structure is subject to modification, depending on (i) negotiations with rating agencies selected by CL&P, subject to the approval of the Finance Authority, to assign credit ratings to the RRBs and the SPE Debt Securities, (ii) requirements of tax authorities, and (iii) market conditions at the time the RRBs and SPE Debt Securities are issued. CL&P states that the proposed structure is intended to minimize debt service costs, maximize ratepayer savings and create a substantially level RRB Charge over the life of the RRBs while obtaining the highest possible rating for the RRBs. The final structure, pricing, terms, and conditions will be determined by CL&P at the time the RRBs are priced, subject to the approval of the Finance Authority as provided herein, and after input from the rating agencies, tax authorities, and the underwriters.

         The Department authorizes CL&P to securitize approved eligible stranded costs and recover such amount, together with the transaction costs of issuing the RRBs and SPE Debt Securities, from its retail customers through the RRB Charge, as discussed below. CL&P's right to collect the RRB Charge is irrevocable pursuant to Conn. Gen. Stat.ss.16-245i(b)(1), and the charge itself is non-bypassable to CL&P's customers pursuant to Conn. Gen. Stat.ss. 16-245e(a)(2). The Transition Property is the principal asset underlying the RRBs and represents a continuously existing property right created pursuant to Conn. Gen. Stat.ss. 16-245h(a).

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Docket No. 00-05-01                                                      Page 4


B.       TRANSITION PROPERTY

         CL&P proposes that the Department, among other things, establish the Transition Property. Application, Exhibit 4. The Application identifies all items that are currently eligible for securitization as identified in the Standard Offer Decision. Tr. 9/21/00, p. 52. CL&P anticipates securitizing the approved amounts over 10 years. Tr. 10/5/00, p. 368. Originally, CL&P calculated balances for each item as of July 1, 2000. Soderman PFT, Exhibit RAS2. CL&P then revised the amounts to reflect the balances for each item as of January 1, 2001. Late Filed Exhibit Nos. 2 and 7-HS01. The amounts requested are as follows:

                                                               Amount Requested
                                                                     (000)

        FAS 109 Regulatory Asset                                  $  211,076
        Unamortized Loss on Reacquired Debt                           15,253
        Connecticut Yankee Regulatory Asset                          103,495
        Maine Yankee Regulatory Asset                                 71,277
        Cost of Retiring Debt and Preferred Stock                     10,396
        PPA Buyout/Buydown Payments                                1,036,469
        PPA Entitlement Auction                                      102,276
                                                                  ----------
        TOTAL                                                     $
                                                                  $1,550,242.0
                                                                           0

        Source: Late Filed Exhibits No. 2 and 7-HS01

         CL&P provided exhibits that show that securitization of regulatory assets, PPA Buyouts/Buydowns and call premiums brings about savings to customers when compared to total revenue requirements based on current amortization schedules and revenue streams. The exhibits also show that securitization brings about savings when compared to total revenue requirements if all items are recovered over 10 years without securitization. Soderman PFT, Exhibit RAS2; Late Filed Exhibit No. 7.

         For the regulatory assets, the Company started with the December 31, 1999, balances and reflected actual amortizations for 2000 based on the levels approved in the Standard Offer Decision. In addition, the Maine Yankee (MY) balance was adjusted to reflect a revised estimate of the total owed and the Connecticut Yankee (CY) balance was adjusted to reflect the settlement in 2000. Tr. 10/5/00, pp. 355, 356, 364 and 367.

         The Department has reviewed many exhibits, including Soderman PFT, Exhibit RAS2 and Late Filed Exhibit No. 7. The Company has clearly shown that securitization of the eligible regulatory assets brings about savings to ratepayers when compared to recovering those assets at the Company's cost of capital.

         The purchased power agreement (PPA) buyouts (PPA Buyouts/Buydowns) balances as of January 1, 2001, are based on the Company's best estimate of what the


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Docket No. 00-05-01                                                      Page 5


payments would be if it received extensions of the original contracts. Some contracts do not have an agreed upon amount if the payment is not made until 2001. Some of them have clauses regarding interest, others are silent. Late Filed Exhibit No. 2; Tr. 10/5/00, pp. 367 and 368. Therefore, the Company requests that the Department approve securitization of PPA Buyouts/Buydowns in an amount up to, but not exceeding, the amounts set forth in Late Filed Exhibit No. 2. CL&P Brief, p. 17. The Company also requests to securitize PPA Buyouts/Buydowns for which it has contracts that have not been approved by the Department. Tr. 9/21/00, p. 53.

         In addition, CL&P requests that the Financing Order provide that if a delay in closing one or more of the IPP transactions beyond December 31, 2000 results in a different buyout or buydown arrangement that must be approved by the Department, securitization of the new buyout or buydown arrangement shall be allowed in the amount as determined by the Department in any such IPP docket. CL&P Brief, p. 17.

         OCC believes that the PPA Buyouts/Buydowns should not be securitized because such securitization would not benefit ratepayers. The savings presented in this proceeding are less than the savings calculated in the individual PPA Buyout/Buydown dockets. OCC Brief, pp. 22 and 23 (Protected).

         In the Standard Offer Decision, the Department did not approve securitization of the PPA Buyouts/Buydowns since none had been approved at that time. The Department further stated that in the securitization proceeding, it would ensure that benefits from securitization of PPA agreements exist and are passed on to ratepayers. Standard Offer Decision, p. 54. Late Filed Exhibit No. 6 presented calculations of PPA Buyouts/Buydowns under various discount scenarios. In each case, savings, while they may be less than anticipated in prior dockets, were greater under securitization. Therefore, the Department disagrees with OCC that the PPA Buyouts/Buydowns should not be eligible Transition Property. CL&P may securitize each PPA Buyout/Buydown in an amount up to, but not exceeding, the individual amounts set forth in Late Filed Exhibit No. 2. Currently, the only PPA Buyout/Buydown that has not been approved is the escrow account from the PPA Entitlement Auction. If the PPA Entitlement Auction is approved, then CL&P may include the escrow amount in its securitization financing.

         At this time, the Department denies CL&P's request to securitize in this Financing Order new PPA Buyouts/Buydowns that result from the delay in securitization financing that must be approved by the Department. The new PPA Buyouts/Buydowns will be reviewed by the Department in a future proceeding. The Department cannot determine if securitization is appropriate until the new PPA Buyout/Buydown terms and conditions are examined to determine if they are cost effective based on the discount rates and financing costs in effect at that time.

         The Company's estimate of the call premiums include those associated with the debt to be retired with the proceeds from securitization as well as the debt that was retired with the fossil/hydro asset proceeds. Late Filed Exhibit No. 2. OCC believes that call premiums associated with the fossil/hydro asset sale are not securitizable under the provisions of the restructuring act. OCC Brief, pp. 2 and 17. OCC believes the premiums should not become an obligation of ratepayers because, among other


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Docket No. 00-05-01                                                      Page 6


things, ratepayers paid the cost of the underlying assets and have given those proceeds to the Company. OCC Brief, p. 21.

         The Department disagrees with OCC that call premiums associated with the fossil/hydro asset sale are not securitizable. The call premiums incurred in the process of divesting generating assets are legitimate mitigation costs and therefore they may be securitized.

         OCC requests that the Department direct CL&P to apply the net present value (NPV) adjustment to all assets it seeks to securitize. OCC Brief, p. 2. CL&P and OCC's witness Rothschild presented exhibits that quantified the effects from securitizing the NPV of the regulatory assets. The difference in the results comes about from the value each calculation placed on the associated regulatory liability. OCC's exhibit showed a lower offsetting regulatory liability resulting in fewer savings than the Company's calculation using the NPV approach. However, both exhibits show fewer savings from securitizing the NPV then from securitizing the current balance of the regulatory asset, which is CL&P's preferred methodology and the one previously approved by the Department. Soderman PFT, Exhibit RAS5; Rothschild PFT, Exhibit JAR 2; Tr. 9/22/00, p. 441; CL&P Brief, p. 13.

         The Department has ruled in the Stranded Cost Docket that it is proper for the Company to calculate the amount to be securitized as the current book value, not the NPV of future recoveries. OCC has not provided evidence that propels the Department to reverse that Decision. In fact, the Department notes that OCC analysis shows that CL&P's methodology provides greater savings. Therefore, the Company shall securitize the book value of the regulatory assets at the time of the financing.

         Securitization of the proposed Transition Property results in clear benefits to ratepayers. Therefore, the Department approves the requested amount of Transition Property. However, as discussed above, CL&P shall not securitize new PPA Buyouts/Buydowns that require future Department approval.

C.       FORMATION/CAPITALIZATION OF SPE AND SALE OF TRANSITION PROPERTY

         CL&P states it will create one or more bankruptcy-remote SPEs, each of which is expected to be a Delaware limited liability company wholly-owned by CL&P and authorized to acquire Transition Property and to issue SPE Debt Securities. Each SPE will consitute a "financing entity" for purposes of the Securitization Statute. Englander PFT, p. 12. For purposes of attaining the desired rating on the RRBs, the Transition Property must be bankruptcy-remote from CL&P. This will be achieved through the sale of the Transition Property to the SPE. For each SPE to remain bankruptcy-remote from CL&P, the fundamental organizational documents of each SPE will impose significant limitations on its activities and the ability of CL&P to take actions as the holder of the equity interest therein. Each SPE will be formed for the limited purpose of acquiring the Transition Property and issuing and selling the SPE Debt Securities. It will not be permitted to engage in any other activities, and will have no assets other than the Transition Property and other SPE collateral.
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Docket No. 00-05-01                                                      Page 7


         CL&P will provide the intial capitalization of each SPE in an amount anticipated to be at least 0.50% of the initial principal balance of RRBs issued with respect to such SPE, which capitalization amount will be deposited into the Capital Subaccount (discussed later). The adequate capitalization of the SPE supports the claim that it is a viable entity with a separate legal status for the bankruptcy remoteness and tax analysis. This capitalization is required so that CL&P may treat the SPE Debt Securities issuance by the SPE as debt for tax purposes.

         Each SPE will be managed by a management committee, which will have rights and authority similar to that of a board of directors for a corporation. As long as the SPE Debt Securities and the RRBs remain outstanding, CL&P shall be required to cause each SPE to have at least two independent directors or managers (i.e., directors or managers not affiliated with CL&P). Without the consent of these independent directors or managers, each SPE will be unable (a) to amend provisions of fundamental organizational documents which ensure the bankruptcy-remoteness of such SPE, (b) to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or (c) to dissolve, liquidate or wind up the SPE. Other provisions may also be included to support the bankruptcy-remote character of each SPE as required by the rating agencies. Englander PFT, pp. 12-13; Tr. 9/21/00, pp. 87-89.

         Because each SPE will be a special-purpose entity with limited business activities and no staffing, it is anticipated that each SPE will enter into an administration agreement (Administration Agreement) with CL&P pursuant to which CL&P shall perform administrative services and provide facilities for each SPE to ensure that it is able to perform such day-to-day operations as are necessary to maintain its existence and perform its obligations under the RRB Transaction documents. The Administration Agreement incorporates provisions to ensure that CL&P will be paid a market-based fee (Administration Fee) in an amount commensurate with its costs of performing such services and providing such facilities. ID.

         CL&P will sell all of its rights in the Transition Property to one or more SPE in transactions each of which under Conn. Gen. Stat. ss. 16-245k(h) will be treated as a legal true sale and absolute transfer to such SPE. Because of such true sale treatment, the Transition Property owned by an SPE would not, should there arise a CL&P bankruptcy, become part of the CL&P bankruptcy estate and CL&P creditors would have no recourse to the Transition Property or the RRB Charge.

         The Department recognizes that there are additional applications currently in process that may be eligible for securitization, consequently, the potential exists for issuing additional securitization bonds through a separate SPE in the future. CL&P states that it would establish a separate SPE to issue those additional securitization bonds and transfer its Transition Property to the SPE in order to be treated as a legal true sale. Response to Interrogatory EL-5; Tr, 9/21/00, p. 57. The Department approves the formation of more than one SPE to allow CL&P the flexibility to issue securitization bonds in more than one transaction. In accordance with all applicable Connecticut law, rules and regulations, the Department also approves the initial capitalization of each SPE by CL&P, subject to prevailing market conditions at the time of RRB pricing.

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Docket No. 00-05-01                                                      Page 8


D.       ISSUANCE OF SPE DEBT SECURITIES AND RRBS

         To raise the funds to pay the purchase price of the Transition Property to CL&P, an SPE will issue and sell SPE Debt Securities to a special purpose trust established by the Finance Authority. The special purpose trust, which, like the SPE, will constitute a "financing entity" under the Securitization Statute, will sell interests in the SPE Debt Securities by issuing and selling RRBs, the proceeds of which, net of transaction expenses, will be remitted to such SPE and ultimately to CL&P. The terms of the RRBs will mirror substantially the terms of the SPE Debt Securities unless an interest rate exchange agreement or other hedging arrangement is implemented. Englander PFT, p. 15; Tr. 9/21/00, pp. 110-112.

         All of the assets of such SPE, including, without limitation, the Transition Property and the other collateral of the SPE (Other SPE Collateral), will be pledged as collateral to secure the SPE Debt Securities. The Other SPE Collateral will include (i) the rights of each SPE under all RRB Transaction documents, including, the sale agreement by which each SPE acquires all rights in the Transition Property, the servicing agreement by which CL&P or any successor in that capacity acts as servicer (Servicer) of the Transition Property, and the Administration Agreement, (ii) the rights of each SPE in and to the collection account and any subaccounts established therein including the general subaccount, the overcollateralization subaccount, the Capital Subaccount, and the reserve subaccount, and (iii) any investment earnings on amounts held by such SPE. Investment income earned in the collection account and any subaccounts may be used to satisfy scheduled interest and principal payments and to replenish the SPE's equity and the scheduled overcollateralization amount as needed. Any earnings in excess of required amounts in such collection accounts (other than the Capital Subaccount) will reduce the RRB Charge through the true-up mechanism.

         RRBs sold to investors will take the form of pass-through certificates representing undivided beneficial interests in the SPE Debt Securities and any hedging agreement entered into in connection with the transaction. SPE Debt Securities will take the form of promissory notes secured by a first priority statutory lien on all Transition Property as provided in Conn. Gen. Stat.ss. 16-245k(g), together with a pledge of the Other SPE Collateral. Englander PFT,
p. 17.

         It is anticipated that the RRBs will be issued and sold in multiple classes to capital market investors in one or more series, each having a distinct principal amount, term, interest rate and amortization schedule. The form, interest rate (whether fixed or variable), repayment schedule, classes, number and determination of credit ratings, and other characteristics of the RRBs and SPE Debt Securities will be determined at the time of pricing based on then-current market conditions, with the objective to achieve the lowest all-in financing cost possible. Under certain circumstances determined by the Finance Authority, the RRBs and SPE Debt Securities may be subject to call provisions and may be refinanced through a subsequent issuance of SPE Debt Securities and RRBs to the extent such refinancing would result in a lower interest cost associated with the RRBs and the SPE Debt Securities refinanced. Englander PFT, pp. 15 and 18; Response to Interrogatory EL-2; Tr. 9/21/00, pp. 106-108.
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Docket No. 00-05-01                                                      Page 9


         The RRBs and the SPE Debt Securities are expected to be sold at or near par value and will not in any event be sold for more than par value. All accrued interest on the SPE Debt Securities and the RRBs will be paid not less frequently than semiannually. The SPE Debt Securities and the RRBs will not be subordinated to the claims of any creditors or the equity owner of the SPE, other than for payments of trustee, servicing fees, and other specified transaction-related fees.

         The RRBs and SPE Debt Securities will, by their terms, be nonrecourse to CL&P and its assets, and, in accordance with Conn. Gen. Stat. ss. 16-245j(c)(1), will not be secured by a pledge of the general credit, full faith or taxing power of the State or any agency or subdivision of the State (other than the special purpose trust). Instead, the SPE Debt Securities and RRBs will be secured by a pledge of all of the right, title, and interest of each SPE in the Transition Property and the Other SPE Collateral. The final terms and conditions of the SPE Debt Securities and the RRBs shall be subject to the approval of the Finance Authority. Englander PFT, pp. 15-18.

         The targeted ratings on the RRBs will be triple-A. Because principal payments will likely be made at different times on each class of RRBs and SPE Debt Securities, each class will have different expected and legal final maturity dates. The RRBs and SPE Debt Securities will have final maturities not later than December 31, 2011, in accordance with Conn. Gen.
Stat.ss.16-245j(c)(6). ID; Response to Interrogatory EL-18.

         The RRBs and the SPE Debt Securities will be repaid from charges to all retail customers through the collection of the RRB Charge, discussed below, by CL&P or any successor to the CL&P distribution system, any other successor Servicer from which the customer has chosen to receive electric service. Application, Exhibit 4, p. A-9.

         CL&P anticipates that the RRBs will be fixed rate instruments, and will only issue variable RRBs if such issuance, as determined by CL&P, subject to the approval of the Finance Authority, will result in a lower net interest cost on the RRBs. Response to Interrogatory EL-11. If variable rate RRBs are issued, the special purpose trust will enter into a hedging agreement whereby the special purpose trust would make fixed payments to a counterparty, and the counterparty would make variable rate payments to RRB holders. These fixed rate payments would be taken into account in calculating the RRB Charge. This protects the special purpose trust and ratepayers against the risk that interest rate fluctuations would cause variable rates to exceed the fixed rates that were used to calculate the RRB Charge. ID.; Tr. 9/21/00, pp. 108-110.

E.       THE RRB CHARGE

         Pursuant to the Standard Offer Decision, the Company will recover securitized stranded costs and RRB costs from customers through a mechanism called RRB Charge. The RRB Charge is a monthly usage-based component of the CTA charge on customer bills and will be footnoted as such. Soderman PFT, p. 15.

         The Company states that the name of the SPE, as owner of the RRBs, will also be indicated in the footnote. The CTA Charge would be noted with an asterisk accompanied by the footnote in the Account Messages section of the bill. The Company believes that identifying the RRB ownership in this manner would be one of


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Docket No. 00-05-01                                                      Page 10


the components necessary to demonstrate the legal true sale character of the transition property. The Company submitted a copy of the proposed RRB footnote. However, the Company stated that it would consult with the Department in formulating acceptable language for the footnote. Soderman PFT, p. 15; Application, Exhibit 4, p. A-12; Tr. 9/22/00, pp. 303-309; Tr. 10/5/00, pp.
290-293; Late Filed Exhibit No. 9.

         The RRB Charge will be calculated and set at a level intended to result in customer cash collections that are sufficient to pay the principal and interest of the RRBs in accordance with the expected amortization schedule, costs of servicing the RRBs, operating expenses and funding of credit enhancements. The RRB Charge calculation incorporates the following: (1) outstanding principal amount of the RRBs; (2) annual ongoing costs associated with RRBs; (3) generally level debt service payments; (4) payments of principal and interest; (5) projected kWh sales; (6) estimated collection curves; (7) interest rates on RRBs and any hedge payment; (8) the period over which the RRB Charge is being calculated and billed; and (9) overcollaterization and other subaccount funding. Soderman PFT, pp. 15-16.

          The RRB Charge may be higher or lower depending on the actual coupon and initial principal amount, actual ongoing transaction costs, actual issue date,changes in factors as determined at the time of the RRB pricing and changes in forecasted kWh sales. In order to ensure that the RRB Charge collections are sufficient to cover the periodic rate reduction bond payment requirement, CL&P proposes to file annual true-ups with the Department called Routine True-Up Letters. The filing would be made fifteen days prior to January 1 each year. The Company proposes to file more frequently if necessary. The resulting adjustments to the RRB Charge will be automatically effective January 1 each year as specified in the routine true-up letter. In addition, CL&P proposes to file non-routine true-up advice letters. The non-routine true-up letter would be subject to review and would be effective within 60 days after such filing. Soderman PFT, pp. 20-21.

         As a component of the CTA, any increase in the RRB Charge would result in a reduction of the amount being collected for non-securitized stranded costs, and probable deferral unless the level of the CTA is increased. If, as a result of a true-up calculation, the RRB Charge were to increase above the CTA then in effect, the CTA on the effective date of the RRB Charge adjustment must be increased to the amount of the RRB Charge. If the adjustments to the CTA necessary to meet required RRB funding threaten the rate cap in effect through December 31, 2003, CL&P requests that the Department instead, effective as of the time of the RRB Charge adjustment, adjust the components of CL&P's standard offer rates and charges, other than the RRB Charge, as necessary to stay within the rate cap. Additionally, CL&P further requests that if, as such adjustment is needed, CL&P is not allowed to collect on a current basis any rate or charge that it would be allowed to collect but the adjustment to maintain the RRB Charge, the portion of the rate or charge that is not collected on a current basis will be deferred along with the applicable carrying charge. This deferral of uncollected rates or charges will apply solely to adjustments required to maintain the RRB and will not affect the Department's legal authority to make a separate determination to adjust CL&P's rates and charges on any other basis. Soderman PFT, pp. 23-24.

Docket No. 00-05-01                                                      Page 11


         If the RRB Charge collections exceed the amount necessary to amortize the RRBs at the level set forth in the expected amortization schedule and to provide for the payment of all ongoing costs associated with the RRB transaction, including interest, credit enhancement and fees, such excess will be held in a reserve subaccount. The amounts in the reserve subaccount and earnings in the account will serve to cover shortfalls and reduce the RRB Charge and related collections in the subsequent period. If the available RRB Charge collections are less than the amount necessary to pay fees, expenses, interest, credit enhancement and to amortize the RRBs to level set forth in the expected amortization schedule, then the RRB Charge and the related collections in the subsequent period will be increased to reflect the shortfall. Soderman PFT, p. 28.

         The initial RRB Charge is estimated to be approximately 0.915 cents/kWh. Soderman PFT, p. 27. The RRB Charge collections will be remitted to the Collection account which is comprised of four subaccounts. If RRB Charge collections in any period are insufficient to satisfy the SPE's payment obligations, then amounts in the reserve subaccount, the overcollateralization subaccount, and the Capital Subaccount are used to satisfy scheduled principal and interest payments, respectively. To the extent the funds in the overcollateralization subaccount or the Captial Subaccount are used to satisfy principal and interest payments, future RRB Charges will be adjusted to replenish such funds through the true-up mechanism. Englander PFT, p. 32.

         The Department recognizes that RRB Charge collections variances could occur and true-up adjustments may be necessary. Adjustments may occur as a result of updated servicer forecasts, charge-offs, payment rates, energy sale forecasts, etc. Additionally, variances may be the result of changes in the weighted average interest rates as earlier-maturing classes are repaid, principal amortization for the following period is less than or greater than the prior period and expenses of the SPE change. As a result of these variances, the SPE may be unable to meet the period RRB Payment Requirement. As proposed, CL&P would file routine true-up letters. The Department accepts this method and realizes these adjustments may affect other components of the CTA charge. The Department encourages the Company to minimize the true-up adjustment letters in an attempt to truncate the annual CTA filing. At the time of the annual CTA proceeding, the Department will review the calculation of RRB revenues collected by the Company and to ensure that revenues match the costs associated with the RRBs for the past year. As part of the annual CTA proceeding, the Company shall submit information to indicate the actual CTA collected and the accounts it is being applied to.

         1.       EXIT FEES

         The Company requests that the Financing Order state that the RRB charge may in the future include a pro rata component of any exit fee collected from any retail customer. Soderman PFT, p. 21. Currently, there are no approved exit fees for CL&P and the Company is not allowed to impose such fees on its own. The Department notes that collection of a portion of the RRB as an exit fee from customers leaving the system is not necessary to ensure that the Financing Authority receives full compensation for the bonds. The Department will consider including the RRB Charges as a component to the exit fee if and when exit fees are determined to be appropriate.

Docket No. 00-05-01                                                      Page 12


         2.       REDUCTION IN OVERALL COST OF CAPITAL

         The record reasonably demonstrates that issuance of the SPE Debt Securities and use of the proceeds as proposed by CL&P will result in an overall reduction of its cost of capital, taking into account the cost of financing. CL&P will use a portion of the proceeds from the RRBs to retire long-term debt which is higher-cost than the SPE Debt Securities and may also retire short-term debt if the alternative would be to refinance such debt at a higher cost than the SPE Debt Securities. CL&P will determine which of its retirable debt issues are higher-cost than the SPE Debt Securities. Nonetheless, if proceeds from the SPE Debt Securities are used to finance and/or retire debt, its cost of debt would decrease.

         To date, CL&P's average embedded cost of debt is 6.97%. Response to Interrogatory OCC-010. If, as CL&P contemplates, $ 452,012,000 of total debt is retired, the effect of refinancings made possible by the securitization proceeds will reduce the average embedded cost of debt from 6.97% to 6.61%. ID. OCC's witness, Mr. Rothschild, estimates that this reduction in the embedded cost of debt results in approximately $4.4 million in annual interest cost savings. OCC argues that the $4.4 million is a direct savings made possible only by the issuance of securitization financing, therefore, part of the savings that should be passed on to ratepayers as part of the overall cost/benefit computations. Rothschild PFT, pp. 8-10.

         The Department cannot selectively update the Company's capital structure or consider adjustments that are more appropriately considered in the context of a full rate case. In fairness, all components of the distribution company's revenue requirements must be looked at in a general ratecase, where the Department would apply the ratemaking principles contained in Conn. Gen. Stat. ss.16-19e. Therefore, the Department declines to consider adjustments to CL&P's capital structure until CL&P's next ratecase proceeding.

         3.       WORKING CAPITAL ALLOWANCE

         CL&P has included a working capital allowance for ratemaking purposes in its calculations to reflect the servicing of RRBs on a cash basis. CL&P states that bondholders require that the actual RRB Charge, which is used to determine how much cash from a customer's bill is remitted to the SPE for future remittance to bondholders, be greater than the ratemaking RRB Charge. In this way, the actual amount of cash that is received by the Company and remitted to the SPE is sufficient to pay the required amount to the bondholders every six months. Bondholders are aware that customers traditionally pay their bills on a 45 day lag. In order to guarantee that a sufficient amount of cash be available and remitted to them every six months after the issuance of the RRBs, the CTA must collect an additional 45 days worth of cash. CL&P has included a working capital allowance in its revenue requirement calculations to compensate the company for the additional costs due to the estimated 45 day lag period. Soderman PFT, pp. 37-43; Response to Interrogatory EL-44; Late Filed Exhibit No. 4; Tr. 9/21/00 pp. 117-119; Tr. 10/5/00 pp. 336-352.

         In this proceeding, the Company has limited the focus of its working capital adjustment to the specifics of funding the RRBs while ignoring the working capital

Docket No. 00-05-01                                                      Page 13


allowance relative to all other CTA components. The Department finds it more appropriate to weigh the various leads and lags as it relates to all CTA revenue and expense components found reasonable for ratemaking purposes, as this better matches the allowance with the period for which rates are being set and is consistent with the total RRB Charge level that is being accomodated. The Department declines to consider adjustments to the working capital allowance in this proceeding, therefore, CL&P's working capital proposal must await the annual CTA review proceeding.

         4.       CTA SHORTFALLS

         The Company testified that although it does not charge special contract customers any new charges for the CTA, it does apportion certain special contract revenues to CTA costs. Tr. 9/21/00, p.124. Consistant with that, the RRB charge would be a component of the CTA. When asked whether the Company calculates the full CTA charge as being collected from special contract customers, the Company's witness responded, "I believe that is what we are intending to do, yes. And any shortfall in revenues associated with those customers, we are attributing to the distribution business." Tr. 9/21/00, p.125. The Company explained that it may be possible in some cases where more dollars are allocated to the first six rate components than were billed. Soderman PFT, pp. 31-32. In this case, the distribution component would be allocated as negative revenues. If this occurs, the Company requests that, to the extent necessary, allocation of special contract revenue to one of the other five rate components (other than the distribution and CTA components) be deferred along with the applicable carrying charge. During the hearing, the Company testified that they wanted to avoid the concept of CL&P's shareholders, in effect, subsidizing the rate reduction bonds. Tr. 9/21/00, p.125.

         Section 16-245d-2(a) of the Regulations of Connecticut State Agencies requires that any partial bill payments first be applied to the CTA, transmission, distribution, SBC, conservation and renewable energy before generation services. Since rates from all customers, including special contract customers, will exceed the non-generation components of rates, in no case will shareholders subsidize the RRB. The Department therefore rejects the Company's proposal.

         5.       ONGOING TRANSACTION COSTS

         CL&P provided a list of the estimated Ongoing Transaction Costs that would be recovered annually through the RRB Charge amounting to approximately $1.66 million. Late Filed Exhibit No. 1. The primary Ongoing Transaction Costs are the servicing fee paid to CL&P as the servicer, and the overcollateralization fee, both are .05% of the initial principal amount of the RRBs. The additional ongoing transaction costs associated with the RRB Transaction include the administration fee, rating agency fees, legal and accounting fees, trustee fees and other miscellaneous costs of operating the SPE, if any. The current estimate for these additional costs totals $220,000 and are expected to vary each year. The Company requests that these costs be approved now and in the future without Department review. According to CL&P, the Finance Authority will review these expenses for reasonableness. While the Department will allow all reasonable ongoing transaction costs to be recovered annually through the RRB Charge, the Department cannot transfer its responsibilities of ensuring that rates are

Docket No. 00-05-01                                                      Page 14


just and reasonable entirely to another agency. The Department will allow recovery of the ongoing transaction costs as estimated, but reserves its right to review the additional ongoing costs in the future if the annual combined total at any time exceeds $500,000.

F.       SERVICING OF RRBS

         CL&P will enter into a servicing agreement with one or more SPEs to perform servicing functions on behalf of each SPE, including billing and collecting the RRB Charge from CL&P's retail customers (Servicing Agreement). Pursuant to the Servicing Agreement, CL&P will act as Servicer of the Transition Property and will be responsible for calculating, billing, collecting, and remitting the RRB Charges. The Servicing Agreement will provide that CL&P, as initial Servicer, may not voluntarily resign its duties as Servicer or transfer its servicing obligations without obtaining the prior approval of the Department. As Servicer, CL&P will also be obligated to retain all books and records regarding the RRB Charge, subject to the right of each SPE to inspect those records. Englander PFT, p. 33.

         As consideration for its servicing responsibilities, CL&P or any successor Servicer will receive a periodic servicing fee (Servicing Fee), which will be recovered through the RRB Charge. In order to support each SPE's legal status separate and apart from CL&P, the Servicing Fee paid to CL&P must be market-based. The annual Servicing Fee, payable semiannually or more frequently, will be equal to 0.05% per annum of the initial principal balance of RRBs. The Servicing Fee represents a reasonable good faith estimate of an arm's-length, market-based fee for servicing RRBs. The Servicing Fee paid to CL&P will be lower than the Servicing Fee paid to a successor Servicer that does not concurrently bill the RRB Charge with charges for other services. Englander PFT,
p. 34-35.

         CL&P or any successor Servicer will periodically remit (as frequently as required by the rating agencies and in all events within one calendar month of collection) collections of RRB Charges to the SPE. To the extent estimation of such collections is required, CL&P will design a methodology that will be satisfactory to the rating agencies and that will approximate most closely actual collections. On each payment date for the RRBs, the trustee for the SPE Debt Securities will release money from the Collection Account to the trustee for the RRBs, which in turn will pay (or cause to be paid) interest and principal on the RRBs to RRB holders. The SPE will also use the RRB Charge remittances to pay fees and expenses on the RRBs and to fund certain credit enhancement reserves.

         CL&P proposes that in the event of default by itself or any successor Servicer in payment of the RRB Charges to an SPE, the Department will, upon application by (1) the trustee or holders of the RRBs, (2) the trustee for the special purpose trust, (3) such SPE or its assignees, or (4) pledgees or transferees of the Transition Property and Other SPE Collateral, order the sequestration and payment to or for the benefit of such SPE or such other party of revenues arising with respect to the Transition Property and Other SPE Collateral. This will provide additional certainty that the RRB Charges will benefit the owner of the Transition Property and should serve to enhance the credit quality of the RRBs. ID.

Docket No. 00-05-01                                                      Page 15


         In accordance with Conn. Gen. Stat.ss.16-245g(e), amounts collected from a retail customer shall be allocated on a pro rata basis among (i) the RRB Charge, (ii) any remaining portion of the CTA not the subject of this Financing Order, and (iii) CL&P's other charges.

         While the Department recognizes that such arms-length servicing fee is required to satisfy the true sale opinions and to establish bankruptcy-remoteness, the Department does not find that this servicing function is an incremental out-of pocket cost over and above what CL&P is already collecting in rates. CL&P testified that the servicing function will be performed using existing internal labor and these employees will be reimbursed through the servicing agreement. Tr. 9/21/00, pp. 98-106. The cost of these employees is already collected through the Company's approved distribution rates. So to fund them again would mean that the Company would collect this cost twice. Tr. 9/21/00, pp. 137-145. The Department will allow CL&P to recover the servicing fee as a cost of securitization; however, the Department will apply an amount equal to the servicing fee to the CTA, annually at the time of the CTA True-up, and reconcile actual costs of servicing by reducing CL&P's distribution rates for the internal labor costs in the next rate proceeding.

         CL&P also estimated a servicing start-up fee of $450,000 to get the computer systems in place to handle the billing and reporting of the RRB Charge and to train employees. Tr. 10/5/00, pp. 311-318 and 322-335. The Financing Authority has expressed concern whether the estimated servicing start-up fee of $450,000 represents an actual incremental cost to CL&P, but will be reviewing the reasonableness of this expense in the coming months. Late Filed Exhibit No.
1. The Department would deny recovery, to the extent that CL&P is training existing employees and using internal sources. The Department encourages the Company to keep actual costs to a minimum and to continue to work closely with the Financing Authority in their review of the reasonableness of these transaction cost estimates.

G.      THIRD PARTY SUPPLIERS

         CL&P states that the potential billing, collecting and remittance of RRB Charges by a third party supplier (TPS) may pose a credit concern in that it introduces the risk of shortfalls in RRB Charge collection by exposing the cash flow to potential interruption due to default, bankruptcy or insolvency of the TPS. CL&P notes that this risk of interruption will increase risks to investors and ratepayers, potentially increasing the required credit enhancement or reducing the credit rating and increasing the rate of interest on RRBs. This may pose a real risk because many TPS will likely be unrated, start-up companies. CL&P concludes that such TPS billing may increase the RRB Charge resulting from interruption or delay in payment.

         In order to mitigate against these risks, satisfy rating agency concerns and reduce the cost to ratepayers, CL&P requests that any TPS should be required to comply with certain billing, collection and remittance procedures and information access requirements described in the Application and comparable to those in effect in other states in which stranded cost securitizations have been effected. CL&P indicates that

Docket No. 00-05-01                                                      Page 16


these requirements are largely derived from rating agencies' criteria, as described in Exhibit 4 to the Application. Englander PFT, pp. 35-37.

         In accordance with the risk presented and corresponding potentially higher interest rate for the bonds, the Department will not authorize a TPS to bill and collect the RRB Charge for remittance to CL&P as Servicer (or any successor Servicer) unless such TPS meets specified creditworthiness criteria and complies with specified billing, collection, and remittance procedures and information access requirements. The Department will require creditworthiness standards and other procedures and requirements that are consistent with maintaining triple-A ratings on the RRBs. Such authorization must be consistent with the following minimum criteria, procedures, and requirements:

o The TPS must agree to remit the full amount of RRB Charge it bills to retail customers, regardless of whether payments are received from such customers, within 15 days after CL&P's (or any successor Servicer's) bill for such charges.

o The TPS must provide CL&P (or any successor Servicer) with total monthly kWh usage information in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance.

o CL&P (or any successor Servicer) will be entitled, within seven days after a default by the TPS in remitting any RRB Charges billed, to assume responsibility for billing all charges for services provided by CL&P (or any successor Servicer), including the RRB Charges, or to switch responsibility to a third party.

o If and so long as a TPS does not maintain at least a triple-B long term unsecured credit rating from Moody's Investors Service or Standard & Poor's Rating Services, such TPS shall maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of RRB Charges, as agreed upon by CL&P (or any successor Servicer) and the TPS.

H.       CREDIT ENHANCEMENT

         In order for RRB's to receive triple A-ratings, it is necessary to minimize the exposure to losses as a result, among other items, of shortfalls in sales of energy, delays in bill collections, and higher than expected uncollectible accounts. This will be accomplished with various forms of credit enhancement, including the various components of the Collection Account and the True-up Mechanism. Englander PFT, pp. 21-32.

         RRB Charges will be deposited in the Collection Account. This Account is comprised of four subaccounts which include: 1) The General Subaccount which will hold the RRB Charge Collections before each payment date. 2) The Overcollateralization Subaccount which will hold the overcollateralization discussed below. 3) The Capital Subaccount which will hold the initial capital contribution to the

Docket No. 00-05-01                                                      Page 17


SPE. 4) The Reserve Subaccount which will hold any excess collections of RRB charges. ID.

         Overcollateralization constitutes an amount in excess of debt service on the SPE Debt Securities and the RRBs, and servicing and administrative expenses and any amount necessary to restore the capital contribution to the Capital Subaccount minimum balance. The overcollateralization amount required to achieve the highest credit rating will be finalized prior to the issuance of the SPE Debt Securities and the RRBs. It will depend primarily on rating agency requirements and tax considerations, subject to the approval of the Finance Authority, but is currently expected to be at least 0.50% of the initial prinicpal amount of the SPE Debt Securities and the RRBs.

         CL&P will adjust the RRB Charge, up or down, pursuant to a true-up mechanism established in accordance with Conn. Gen. Stat. ss. 16-245i(c). The true-up mechanism is a periodic adjustment to the RRB Charge which accounts for any previous or projected over-or-under-collection of the RRB Charge. CL&P, as initial Servicer will account for, and ultimately credit to ratepayers, any amounts remaining in the Collection Account (other than the Capital subaccount and an amount equal to interest earning thereon) after the RRBs are paid in full. Such amounts include any overcollateralization amounts, including interest earnings thereon, or RRB Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE, in accordance with Conn. Gen. Stat. ss. 245h(b), upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to ratepayers through a credit to their CTA or, if there is no CTA, through a credit to other rates.

         CL&P may be required to obtain a letter of credit or other credit enhancement to protect against any cash collection losses resulting from the temporary commingling of funds. If such credit enhancement is required, the RRB Charge will be adjusted accordingly to cover the cost of such enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily).

         The type and actual cost of each form of credit enhancement will be included in the Company's Issuance Advice Letter that CL&P provides to the Department after closing of the issuance of the bonds. The Department finds that these forms of credit enhancement and the estimated fees are consistent with other state utilities that have applied for securitization financings. The Department recognizes the Company will be filing annual Routine/Non-routine True-up Letters that may adjust some components as originally filed in its Issuance Advice Letter. Therefore, the Department finds these estimates to be reasonable and will review the level of actual fees at the time the Company files its Issuance Advice Letter and will evaluate such adjustments in its annual CTA filing.

I.       TAX CONSIDERATIONS

         A key component of the Financing Order is that the SPE Debt Securities be treated for federal income tax purposes as debt of CL&P and not as a sale of assets. The economic benefits of the transaction could be eliminated effectively if the issuance of the RRBs and the SPE Debt Securities resulted in current income to CL&P upon

Docket No. 00-05-01                                                      Page 18


receipt of the initial proceeds of the RRBs, or if CL&P were unable to deduct the interest payments on the RRBs from taxable income. Accordingly, CL&P has requested a private letter ruling from the Internal Revenue Service (IRS) seeking confirmation that the issuance of the RRBs and the SPE Debt Securities and transfer of the proceeds to CL&P for the recovery of eligible stranded costs will not result in gross income to CL&P or special purpose trust, and that the SPE Debt Securities will constitute obligations of CL&P for federal income tax purposes. Should the IRS not provide such a ruling, or rule adversely, CL&P will reassess the RRB Transaction and, if possible, modify it to eliminate the risk of current taxation. If any such modifications would cause the structure to be outside the bounds described in the Application, or otherwise approved by the Department, CL&P shall take appropriate steps to seek additional Department approval. Based upon favorable IRS rulings previously issued in respect of RRB Transactions in California, Illinois, Pennsylvania, New Jersey, and Massachusetts, CL&P anticipates a favorable ruling. Application, Exhibit 4, p. A-20; Tr. 9/21/00, pp. 89-94 and 113-115.

         The interest paid to holders of RRBs will be exempt from income taxes imposed in the State under Conn. Gen. Stat.ss.16-245j(c)(3), but will not be exempt from federal income taxes or taxes imposed by other states.

J.       ACCOUNTING AND FINANCIAL REPORTING

         The amount financed through the RRB Transaction is expected to be recorded in accordance with generally accepted accounting principles (GAAP) as long-term debt on the balance sheet of the SPE for financial reporting purposes. CL&P, each SPE, each special purpose trust, and the holders of RRBs will expressly agree pursuant to the terms of the applicable documents to treat the SPE Debt Securities as debt of such SPE secured by, among other things, the Transition Property and the Other SPE Collateral for this purpose. Because each SPE will be wholly-owned by CL&P, it is required that such SPE be consolidated with CL&P for financial reporting purposes under GAAP. Therefore, the SPE's debt will appear on the consolidated balance sheet of CL&P in its annual and quarterly financial filings to the Securities and Exchange Commission. For purposes of financial reporting to the Department, CL&P will exclude the SPE's debt from its capital structure. The RRB Transaction is not expected to impact CL&P's credit ratings, as it is expected that the rating agencies will determine that the RRBs, which are not supported by CL&P's general revenue stream, and not collateralized by the assets of CL&P, do not affect CL&P's creditworthiness. Therefore, it is anticipated that the rating agencies will exclude the RRBs as debt for purposes of calculating financial ratios.

K.       TRUE-SALE OPINION AND COLLECTION SHORTFALLS

         Rating agencies will require acceptable opinions of bankruptcy counsel, at the time the SPE Debt Securities and the RRBs are issued, to the effect that the transfer of the Transition Property from CL&P to an SPE constitutes a legal true sale such that if CL&P were to become the subject of a bankruptcy or insolvency case, the Transition Property would not be part of CL&P's bankruptcy estate and therefore would not be subject to the claims of CL&P's creditors.

Docket No. 00-05-01                                                      Page 19


         Conn. Gen. Stat.ss.245k(h) expressly provides that transfers of Transition Property, as described in that section and as approved in a financing order, shall be so treated for all purposes as an absolute transfer and true sale. In addition, the SPE Debt Securities and the RRBs will be nonrecourse to CL&P and its assets, other than the Transition Property sold to an SPE and the Other SPE Collateral.

         Another element of the bankruptcy analysis focuses on the separate legal status of CL&P and each SPE. Although each SPE will be wholly-owned by CL&P, the RRB Transaction will be structured so that, in the event of a bankruptcy of CL&P, each SPE's separate legal existence would be respected and the assets and liabilities of each SPE would remain separate from the estate of CL&P. The structural elements supporting such separate existence include, but are not limited to, requirements that each SPE be adequately capitalized, that CL&P be adequately compensated on an arm's-length basis for the servicing functions it performs in billing, collecting, and remitting the RRB Charges, that each SPE has at least two independent directors or managers, and that CL&P and each SPE take certain steps to ensure that creditors are not mislead as to their separate existence. These structural protections are very important because, without such protections, a bankruptcy court might invoke the doctrine of substantive consolidation and disregard each SPE's separate existence. Substantive consolidation is an equitable doctrine in bankruptcy cases that allows courts to disregard the separate existence of two or more affiliated entities to ensure the equitable treatment of all creditors and to maximize creditor recoveries. When entities are substantively consolidated in a bankruptcy proceeding, their assets and liabilities are pooled, thereby eliminating intercompany claims, and claims of third-party creditors against any of those entities are generally treated as claims against the common pool of assets created by consolidation.

         In order to preserve the bankruptcy-remote status of each SPE and the true-sale nature of the Transition Property and Other SPE Collateral once it is transferred to each SPE, CL&P cannot have any claim on the RRB Charges. In its capacity as Servicer, CL&P will bill RRB Charges along with other charges for services rendered to retail customers obligated to pay such charges. If CL&P collects less than the full amount that is billed to such customers, it is not permitted to favor itself over each SPE, as owner of the Transition Property. In accordance with Conn. Gen. Stat. ss. 16-245g(e), amounts collected from a Retail Customer obligated to pay the RRB Charge shall be allocated on a pro rata basis among (i) the RRB Charge, (ii) any remaining portion of the CTA not the subject of this Financing Order, and (iii) CL&P's other charges.

L.       SAVINGS/BENEFITS TO RATEPAYERS

         Before approving a financing order, the Department must find that savings to ratepayers will result from securitization. No stranded costs shall be funded with the proceeds of rate reduction bonds (RRBs) unless the Company demonstrates that the resulting savings will be passed on to customers. Under CL&P's current cost of capital set by the Department, ratepayers pay a carrying charge of 10.85% on all outstanding regulatory assets. Soderman PFT, p. 43. CL&P argues that its ratepayers will benefit from securitization if the effective all-in cost of the approved transition costs is lower than the current rate of return of 10.85%. Based on current market conditions, CL&P anticipates that the carrying charge of 10.85% will be reduced to approximately 7.91%

Docket No. 00-05-01                                                      Page 20


through the RRB Transaction resulting in lower carrying charges to be paid by ratepayers. CL&P estimates that the total net present value of savings to its ratepayers, as a result of securitization, will be $180 million. Soderman PFT,
p. 44.

         Based upon the structure, methodology and assumptions as set forth in Exhibits RAS-2 through RAS-4 of the Application, CL&P represents that the RRB Transaction will result in net present value savings over the term of the RRBs and greater rate reductions than would be required to recover the eligible stranded costs if RRBs were not issued. CL&P states that the actual net present value savings and rate reductions resulting from the RRB Transaction will depend upon the actual amount of RRBs issued, market conditions at the time of the pricing of the RRBs, and the actual amount of eligible stranded costs to be securitized as discussed in Section II.B. The structure, pricing, terms and conditions of the RRBs will be subject to approval by the Financing Authority.

         Because securitizing at an all-in cost of less than 10.85% produces an immediate reduction in revenue requirements, allowing the Company quicker recovery of stranded costs, the Department finds that savings to ratepayers will result from securitization. While CL&P anticipates that securitization will result in savings to ratepayers of approximately $180 million, the Department notes that the amount of ratepayer savings is predicated on the final amount of Transition Property and on market conditions at the time of bond issuance. Upon issuance, a financing order is irrevocable and may not be altered by the Department. The Department must, therefore, rely on the Financing Authority to ensure that the maximum possible level of ratepayer savings is obtained.

         The Department also notes that although securitization will provide benefits to ratepayers, total savings are not large relative to overall stranded costs. This occurs for several reasons. First, the legislation limits the assets that can be securitized, specifically prohibiting nuclear assets. Second, interest rates for securitization bonds have increased over the past year reducing the spread between the company's cost of capital and the securitization rate. Finally, the Company now calculates savings associated with independent power contract buydowns and buyouts to be less than when the Company calculated the savings when the buyout/buydowns were first proposed. The Company could not explain why different methodologies and assumptions were used. Tr. 10/5/00, pp. 429-443 (Protected).

         The Department believes that the revenue requirement methodology used in this proceeding is appropriate. Although the savings are less than expected, they are still positive and ratepayers are better off with securitization than funding the buyouts using the Company's cost of capital. In the future, the Company should develop buyout/buydown payments and estimate savings consistent with this methodology.

K.       USE OF PROCEEDS

         As set forth in the Application, CL&P proposes to use RRB proceeds to pay for transaction costs, reduce capitalization, pay call and tender premiums and refinancing costs associated with such capital reduction, and pay IPP buyout/buyout payments approved by the Department and as discussed in Section II.B.

Docket No. 00-05-01                                                      Page 21


         CL&P will seek to deploy the total proceeds received related to restructuring, including those arising from asset sales, in a manner that maximize the net economic benefit to ratepayers. In carrying out any strategy relating to the use of proceeds, CL&P shall remain in compliance with its charter, loan agreement(s), bond indenture(s), this Financing Order and the Securitization Statute.

III.     FINDINGS OF FACT

1. Pursuant to Conn. Gen. Stat.ss.16-245j(b), the State pledges and agrees with the owners of the Transition Property and holders of RRBs that the State shall neither limit nor alter the RRB Charge, the Transition Property, this Financing Order, and all rights thereunder until RRBs, together with interest thereon, are fully met and discharged, unless adequate provision is made for the protection of the owners or holders.

2. The Securitization Statute also provides that Transition Property may be sold in a true sale transaction to a SPE to facilitate the issuance of RRBs and SPE Debt Securities.

3. The proposed structure is intended to minimize debt service costs, maximize ratepayer savings and create a substantially level RRB Charge over the life of the RRBs while obtaining the highest possible rating for the RRBs.

4. The final structure, pricing, terms, and conditions will be determined by CL&P at the time the RRBs are priced, subject to the approval of the Finance Authority as provided herein, and after input from the rating agencies, tax authorities, and the underwriters.

5. CL&P will securitize approved eligible stranded costs and will recover such amount, together with the transaction costs of issuing the RRBs and SPE Debt Securities, from its retail customers through the RRB Charge.

6. CL&P's right to collect the RRB Charge is irrevocable pursuant to Conn. Gen. Stat.ss. 16-245i(b)(1), and the charge itself is non-bypassable to CL&P's customers pursuant to Conn. Gen. Stat.ss.16-245e(a)(2).

7. The Transition Property is the principal asset underlying the RRBs and represents a continuously existing property right created pursuant to Conn. Gen. Stat.ss.16-245h(a).

8. Total stranded cost permitted to be securitized as of January 1, 2001 is estimated to be $1.55 billion.

9. Call premiums incurred in the process of divesting generating assets are legitimate mitigation costs.

10. Greater savings result from securitizing the current balance of the regulatory asset than from securitizing the NPV of the regulatory asset.

Docket No. 00-05-01                                                      Page 22


11. Securitization of the proposed Transition Property results in clear benefits to ratepayers.

12. Each SPE will be formed for the limited purpose of acquiring the Transition Property and issuing and selling the SPE Debt Securities. It will not be permitted to engage in any other activities, and will have no assets other than the Transition Property and Other SPE Collateral.

13. CL&P will provide the intial capitalization of each SPE in an amount anticipated to be at least 0.50% of the initial principal balance of RRBs issued with respect to such SPE.

14. Each SPE will be managed by a management committee, which will have rights and authority similar to that of a board of directors for a corporation.

15. Because each SPE will be a special-purpose entity with limited business activities and no staffing, it is anticipated that each SPE will enter into an Administration Agreement with CL&P pursuant to which CL&P shall perform administrative services and provide facilities for each SPE to ensure that it is able to perform such day-to-day operations as are necessary to maintain its existence and perform its obligations under the RRB Transaction documents.

16. CL&P will sell all of its rights in the Transition Property to one or more SPE in transactions each of which under Conn. Gen. Stat.ss.16-245k(h) will be treated as a legal true sale and absolute transfer to such SPE.

17. To raise the funds to pay the purchase price of the Transition Property to CL&P, an SPE will issue and sell SPE Debt Securities to a special purpose trust established by the Finance Authority.

18. All of the assets of such SPE, including, without limitation, the Transition Property and the other collateral of the SPE (Other SPE Collateral), will be pledged as collateral to secure the SPE Debt Securities.

19. Investment income earned in the collection account and any subaccounts may be used to satisfy scheduled interest and principal payments and to replenish the SPE's equity and the scheduled overcollateralization amount as needed.

20. Any earnings in excess of required amounts in such collection accounts (other than the Capital Subaccount) will reduce the RRB Charge through the true-up mechanism.

21. SPE Debt Securities will take the form of promissory notes, the SPE Debt Securities, secured by a first priority statutory lien on all Transition Property as provided in Conn. Gen. Stat.ss.16-245k(g), together with a pledge of the Other SPE Collateral.

22. The form, interest rate, repayment schedule, classes, number and determination of credit ratings, and other characteristics of the RRBs and SPE Debt Securities will be

Docket No. 00-05-01                                                      Page 23


     determined at the time of pricing based on then-current market conditions, with the objective to achieve the lowest all-in financing cost possible.

23. The SPE Debt Securities and the RRBs will not be subordinated to the claims of any creditors or the equity owner of the SPE, other than for payments of trustee, servicing fees, and other specified transaction-related fees.

24. The RRBs and SPE Debt Securities will, by their terms, be nonrecourse to CL&P and its assets, and, in accordance with Conn. Gen. Stat.ss. 16-245j(c)(1), will not be secured by a pledge of the general credit, full faith or taxing power of the State or any agency or subdivision of the State (other than the special purpose trust).

25. The SPE Debt Securities and RRBs will be secured by a pledge of all of the right, title, and interest of each SPE in the Transition Property and the Other SPE Collateral. The final terms and conditions of the SPE Debt Securities and the RRBs shall be subject to the approval of the Finance Authority.

26. The RRBs and SPE Debt Securities will have final maturities not later than December 31, 2011, in accordance with Conn. Gen. Stat.ss.16-245j(c)(6).

27. The RRBs and the SPE Debt Securities will be repaid from charges to all retail customers through the collection of the RRB Charge by CL&P or any successor to the CL&P distribution system, any other successor Servicer or any TPS from which the customer has chosen to receive electric service.

28. Pursuant to the Standard Offer Decision, the Company will recover securitized stranded costs and RRB costs from customers through a mechanism called RRB Charge.

29. The Company intends to designate ownership of the RRBs as a footnote to the CTA line item charge in the Account Messages section on customers' bills. The Company also indicated that it would work with the Department in formulating the language for the footnote.

30. The RRB Charge will be calculated and set at a level intended to result in customer cash collections that are sufficient to pay the principal and interest of the RRBs in accordance with the expected amortization schedule, costs of servicing the RRB's, operating expenses and funding of credit enhancements.

31. The RRB Charge calculation incorporates the following: (1) outstanding principal amount of the RRBs; (2) annual ongoing costs associated with RRBs; (3) generally level debt service payments; (4) payments of principal and interest; (5) projected kWh sales; (6) estimated collection curves; (7) interest rates on RRB's and any hedge payment; (8) the period over which the RRB Charge being calculated and billed; and (9) overcollaterization and other subaccount funding.

32. The annual Servicing Fee, payable semiannually or more frequently, will be equal to 0.05% per annum of the initial principal balance of RRBs. The Servicing Fee

Docket No. 00-05-01                                                      Page 24


     represents a reasonable good faith estimate of an arm's-length, market-based fee for servicing RRBs.

33. Although each SPE will be wholly-owned by CL&P, the RRB Transaction will be structured so that, in the event of a bankruptcy of CL&P, each SPE's separate legal existence would be respected and the assets and liabilities of each SPE would remain separate from the estate of CL&P.

34. The servicing function is not an incremental out-of pocket cost over and above what CL&P is already collecting in rates.

35. There are no approved exit fees for CL&P and the Company is not allowed to impose such fees on its own.

36. Since rates from all customers, including special contract customers, will exceed the non-generation components of rates, in no case will shareholders subsidize the RRB.

37. While the Department will allow all reasonable ongoing transaction costs to be recovered annually through the RRB Charge, the Department cannot transfer its responsibilities of ensuring that rates are just and reasonable entirely to another agency.

38. It is the distribution company that is the only legally authorized entity allowed to engage in billing, collecting and remittance of RRB Charges.

39. RRB Charges will be deposited in the Collection Account. This Account is comprised of four subaccounts which include: 1) The General Subaccount which will hold the RRB Charge Collections before each payment date. 2) The Overcollateralization Subaccount which will hold the overcollateralization.
     3) The Capital Subaccount which will hold the initial capital contribution to the SPE. 4) The Reserve Subaccount which will hold any excess collections of RRB charges.

40. The true-up mechanism is a periodic adjustment to the RRB Charge which accounts for any previous or projected over-or-under-collection of the RRB Charge.

41. The type and actual cost of each form of credit enhancement will be included in the Company's Issuance Advice Letter that CL&P provides to the Department after closing of the issuance of the bonds.

42. A key component of the Financing Order is that the SPE Debt Securities be treated for federal income tax purposes as debt of CL&P and not as a sale of assets.

43. The SPE Debt Securities and the RRBs will be nonrecourse to CL&P and its assets, other than the Transition Property sold to an SPE and the Other SPE Collateral.

44. Based upon the structure, methodology and assumptions as set forth in Exhibits RAS-2 through RAS-4 of the Application, the RRB Transaction will result in net

Docket No. 00-05-01                                                      Page 25


     present value savings over the term of the RRBs and greater rate reductions than would be required to recover the eligible stranded costs if RRBs were not issued.

45. The structure, pricing, terms and conditions of the RRBs will be subject to approval by the Financing Authority.

III.     CONCLUSION, AUTHORIZATIONS AND ORDERS

A.       CONCLUSION

         The Department finds that this Financing Order is in the public interest and will not give CL&P an unfair competitive advantage as a result of the issuance of this Financing Order. The Department also finds that the issuance of RRBs and related transactions will result in direct savings to ratepayers. CL&P will be directed to submit a conforming Financing Order as modified by this Decision.

B.       AUTHORIZATIONS

1. The Company is authorized to securitize approved eligible stranded costs through the issuance of the RRBs and SPE Debt Securities.

2. The Company is authorized to issue RRBs in an amount no greater than $1.55 billion.

3. The Company is authorized to recover the amount equal to the proceeds of the RRBs as well as estimated up-front transactions costs, ongoing servicing and administrative expenses, costs of credit enhancements (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily) associated with the RRB Transactions, costs to mitigate expenditures and any other fee, cost or expense with respect to the RRBs as described in the Transaction Description.

4. The Company is authorized to assess and collect the eligible Stranded Costs related to the proceeds of the RRBs as well as the other associated costs referred to above in the RRB Charge.

5. The Company is authorized to assess and collect the RRB Charge from all of its retail customers in a manner that is applied equally to customers of the same class in accordance with methods of allocation in effect on July 1, 1998, and as further described in the Transaction Description. Such charge is irrevocable and non-passable and is to be assessed and collected by CL&P or any successor to the CL&P distribution system. The RRB Charge will be a monthly usage-based charge and may in the future include a pro rata component of any "exit fee" collected from any Retail Customer pursuant to Conn. Gen. Stat. ss. 16-245w.

6. CL&P is authorized to form and to capitalize one or more SPEs with an amount currently expected to equal approximately 0.50% of the initial principal balance of the RRBs. Each SPE will be formed for the limited purpose of acquiring the Transition Property and issuing and selling the SPE Debt Securities

Docket No. 00-05-01                                                      Page 26


7. CL&P is authorized to sell the Transition Property to an SPE in a manner consistent with an absolute transfer of all of CL&P's right, title, and interest, as in a legal true sale, of the Transition Property, in each case.

8. The Company is authorized to enter into a Sale Agreement, Servicing Agreement, and Administration Agreement, and other agreements and transactions with each SPE.

9. The Company is authorized to designate ownership of the RRB as a footnote to the CTA line item charge in the Account Messages section on customers' bills.

10. The Company is authorized to set the RRB Charge at a level intended to result in customer cash collections that are sufficient to pay the principal and interest of the RRBs in accordance with the expected amortization schedule, costs of servicing the RRB's, operating expenses and funding of credit enhancements.

11.  The Company is authorized to include the following items in the RRB Charge:
     (1) outstanding principal amount of the RRBs; (2) annual ongoing costs associated with RRBs; (3) generally level debt service payments; (4) payments of principal and interest; (5) projected kWh sales; (6) estimated collection curves; (7) interest rates on RRB's and any hedge payment; (8) the period over which the RRB Charge is being calculated and billed; and
     (9) overcollaterization and other subaccount funding.

12. The Company is authorized to designate the Transition Property, which is a current irrevocable vested property right including, without limitation, the right, title, and interest of a public utility or a financing entity
     (i) in and to the RRB Charge established pursuant to this Financing Order, as adjusted periodically pursuant to Conn. Gen. Stat.ss.16-245i(b)(2) and this Financing Order, in an amount sufficient to pay the Total RRB Payment Requirements, (ii) in and to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge authorized pursuant to this Financing Order, and (iii) in and to all rights to obtain adjustments to the RRB Charge pursuant to the terms of Conn. Gen. Stat.ss. 16-245i(b)(2) and this Financing Order.

13. The Company is authorized to implement the methodology used to calculate the RRB Charge associated with the RRB Transaction (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony) and the periodic adjustments thereto as described in the CL&P Testimony.

C.       ORDERS

     For the following Orders, submit an original and 8 copies of any requested material to the Executive Secretary, identified by Docket Number, Title and Order Number.

1. Within 10 days prior to the securitization financing request, CL&P shall submit a listing of the final securitized stranded cost amount.

Docket No. 00-05-01                                                      Page 27


2. After conferring with the Department and prior to utilization on customer's bills, the Company shall submit, for approval, the language for the RRB footnote.

3. At least two business days in advance of the RRB issuance, CL&P shall file with the Department, for informational purposes, an Issuance Advice Letter, subject to the approval of the Finance Authority, setting forth the final structural details of the SPE Debt Securities and the RRBs, including the repayment terms (in accordance with the expected amortization schedule), the initial RRB Charge, the amount necessary for credit enhancement, the identification of each SPE and special purpose trust, and the transaction costs of issuance, ongoing transaction expenses and a calculation confirming net savings to ratepayers as a result of the RRB Transaction. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of the SPE Debt Securities and the RRBs and shall be automatically effective upon filing.

4. Within 90 days following the closing of the RRB Transaction, and within 60 days of the end of each fiscal quarter thereafter until the proceeds have been applied in full, CL&P shall file with the Department a report showing the use of RRB proceeds in compliance with this Financing Order. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of SPE Debt Securities and the RRBs.

5. At least fifteen days prior to January 1 each year, CL&P as Servicer (or any successor Servicer) will file with the Department a Routine True-Up Letter. The resulting adjustments to the RRB Charge, up or down, shall be effective automatically on January 1 each year or on such other date as specified in the Routine True-Up Letter, notwithstanding the fact that the adjustment to the other components of the CTA occur simultaneously and may not become effective immediately. CL&P may also file quarterly or, in the last year the RRBs are outstanding, monthly Routine True-Up Letters in addition to the Routine True-Up Letter filed at least fifteen days prior to January 1 each year. Any such adjustments will be effective 15 days after the filing of the applicable Routine True-Up Letter. Beginning in the year prior to the expected final maturity date, quarterly or monthly adjustments may be performed.

6. In the event that CL&P, as Servicer, determines that the methodology used to calculate the RRB Charge requires adjustment to more accurately project and generate adequate RRB Charge collections, a Non-Routine True-Up Letter may be filed, with the resulting RRB Charge adjustment (reflecting such modification to the methodology or model) to be effective upon review and approval by the Department within 60 days after such filing.

7. Any amounts accounted for in the Reserve Subaccount, which represent collections in excess of the fully funded credit enhancement reserves, at the time that CL&P calculates a periodic RRB Charge adjustment, shall be incorporated in such adjustment in accordance with Conn. Gen. Stat.ss. 16-245i(b)(2) and (c). CL&P, as initial Servicer (or any successor Servicer), shall account for and ultimately credit to ratepayers any amounts remaining in the Collection Account (other than the Capital

Docket No. 00-05-01                                                      Page 28


     Subaccount and an amount equal to interest earnings thereon) after the RRBs are paid in full. Such amounts include any overcollateralization amounts, including interest earnings thereon, or RRB Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to the benefit of ratepayers through a credit to their CTA or, if there is no CTA, through a credit to other rates.

8. At the time of the annual CTA filing, the Company shall provide the calculation of the total revenues collected through the non-securitized portion of the CTA based on any changes to the RRB Charge during the year.

9. The Company shall submit a conforming Financing Order reflecting modifications to the proposed Financing Order (Exhibit 4) no later than 7 days after the date of this Decision.

DOCKET NO. 00-05-01        APPLICATION OF THE CONNECTICUT LIGHT AND POWER
                           COMPANY FOR APPROVAL OF THE ISSUANCE OF RATE
                           REDUCTION BONDS AND RELATED TRANSACTIONS

 This Decision is adopted by the following Commissioners:




                          Glenn Arthur


                          Linda Kelly Arnold


                          Jack R. Goldberg



                             CERTIFICATE OF SERVICE

         The foregoing is a true and correct copy of the Decision issued by the Department of Public Utility Control, State of Connecticut, and was forwarded by Certified Mail to all parties of record in this proceeding on the date indicated.


                                                                    Nov. 8, 2000
                             ------------------------------------   ------------
                             Louise E. Rickard                      Date
                             Acting Executive Secretary
                             Department of Public Utility Control

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                December 12, 2000
                                                In reply, please refer to:
                                                Docket No. 00-05-01:EL:MLH


Daniel P. Venora, Esq.
Kenneth H. Eagle, Esq.
Duncan D. McCory, Sr. Regulatory Planning Analyst
Randy A. Shoop
Northeast Utilities Service Company
P.O. Box 270
Hartford, CT 06141-0270

Richard J. Wasserman, Esq.
Day, Berry & Howard LLP
City Place I
Hartford, CT 06103-3499

Re: Docket No. 00-05-01, Application of The Connecticut Light and Power Company for Approval of the Issuance of Rate Reduction Bonds and Related Transactions - Compliance Filing, Order No. 9

Dear Messrs. Venora, Eagle, McCory, Shoop and Wasserman:

         The Department of Public Utility Control (Department) acknowledges receipt of The Connecticut Light and Power Company's (Company) November 15, 2000, submittal, pursuant to Order No. 9 in the Decision dated November 8, 2000, in the above-captioned docket.

         Department review of the information submitted finds it to be in compliance with the directives contained in Order No. 9. Therefore, the conforming financing order reflecting modifications is approved and adopted by reference as part of the Decision.

                                     Sincerely,

                                     DEPARTMENT OF PUBLIC UTILITY CONTROL




                                     ------------------------------------
                                     Louise E. Rickard
                                     Acting Executive Secretary

cc:  Service List

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                            November 15, 2000


Ms. Louise E. Rickard
Acting Executive Secretary
Department of Public Utility Control
10 Franklin Square
New Britain, CT  06051

                  RE: Docket No. 00-05-01 - Application of The Connecticut Light and Power Company for Approval of the Issuance of Rate Reduction Bonds and Related Transactions

Dear Ms. Rickard:

         In accordance with Order No. 9 of the decision dated November 8, 2000 (the "Decision") of the Department of Public Utility Control (the "Department") in Docket No. 00-05-01, The Connecticut Light and Power Company ("CL&P") submits the accompanying conforming financing order reflecting modifications to the proposed financing order (Exhibit 4) submitted by CL&P with its application. Clean and blacklined versions are enclosed for the convenience of the Department.

         CL&P respectfully requests that the Department confirm in writing that this submittal conforms to the Decision and is adopted by reference as part of the Decision.

                                            Very truly yours,




                                            --------------------------
                                            Daniel P. Venora

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

                             TRANSACTION DESCRIPTION


         The Department of Public Utility Control (the "DEPARTMENT") includes in the financing order (the "FINANCING ORDER") the following detailed description of the rate reduction bond transaction (the "TRANSACTION DESCRIPTION").

         A.       LEGISLATIVE OVERVIEW

         Connecticut General Statutes ("CONN. GEN. STAT.") ss.ss. 16-245e to 16-245k (the "SECURITIZATION STATUTE") provide The Connecticut Light and Power Company ("CL&P"), as well as the other utilities providing electricity to consumers in Connecticut, with an opportunity to recover certain stranded costs through the collection of a competitive transition assessment (the "CTA") and to securitize certain of those costs (the "ELIGIBLE STRANDED COSTS"). Eligible Stranded Costs include the cost of mitigation efforts, costs for generation-related regulatory assets and those long-term contract costs that had been reduced to a fixed-present value through the buy out, buy down or the renegotiation of such contracts, together with certain specified related fees, costs and expenses. The Securitization Statute grants the Department the authority to review a securitization application and issue a Financing Order for the recovery of such costs. A Financing Order becomes effective only when the applicant files with the Department its written consent to all the terms and conditions contained therein.

         The Securitization Statute authorizes, among other things, the Department's creation, through the issuance of a Financing Order, of an irrevocable property right (referred to in the Securitization Statute and herein as the "TRANSITION PROPERTY") to bill and collect a non-bypassable charge (the "RRB CHARGE"), which will be a component of the CTA, in amounts sufficient to recover the principal, interest, credit enhancement, and fees and expenses associated with rate reduction bonds (the "RRBS").

         Pursuant to Conn. Gen. Stat. ss. 16-245j(b), the State of Connecticut (the "STATE") pledges and agrees with the owners of the Transition Property and holders of RRBs that the State shall neither limit nor alter the RRB Charge, the Transition Property, this Financing Order, and all rights thereunder until RRBs, together with interest thereon, are fully met and discharged, unless adequate provision is made for the protection of the

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


owners or holders. The Securitization Statute also provides that Transition Property may be sold in a true sale transaction to a special purpose financing entity (each, an "SPE") in order to facilitate the issuance of RRBs.

         As discussed in more detail below, Conn. Gen. Stat.ss.16-245i(c) directs the Department to adjust the RRB Charge periodically at the request of CL&P in order to ensure the timely recovery of Periodic RRB Payment Requirements (defined below).

         Pursuant to Conn. Gen. Stat.ss.ss.16-245e(a)(2) and 16-245g(c), the RRB Charge will be a non-bypassable charge assessed against each customer (as such term is defined in Conn. Gen. Stat.ss.16-245e(a)(3)) of CL&P (each, a "RETAIL CUSTOMER"). Pursuant to Conn. Gen. Stat.ss.16-245g(c), the RRB Charges will be applied equally to all Retail Customers of the same class in accordance with methods of allocation in effect on July 1, 1998. Subject to Department approval, the RRB Charge may in the future include a pro rata component of any "exit fee" collected from any Retail Customer pursuant to Conn. Gen. Stat.ss.16-245w.

         The Securitization Statute requires that the State, acting through the office of the State Treasurer (referred to herein and in the Securitization Statute as the "FINANCE AUTHORITY"), or another "financing entity" approved by the Finance Authority, issue the RRBs. The Finance Authority has worked closely with CL&P to ensure that CL&P exercises fiscal prudence in the structuring and execution of its RRB transaction (the "RRB Transaction") and achieves the lowest overall cost to Connecticut ratepayers for the RRBs and related notes issued by the SPE (the "SPE DEBT SECURITIES"). The Finance Authority has reviewed and commented on CL&P's application (the "APPLICATION") and the testimony and supporting materials filed with the Application and has indicated that it believes that the RRB Transaction is consistent with achieving the highest possible credit rating on the RRBs and that CL&P's estimated transaction costs that the Finance Authority has purview to review, as discussed below, are reasonable. The Finance Authority will review and approve the final terms and conditions of the RRB Transaction as described herein and in this Financing Order.

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


         At the time of the filing of the Application, the Finance Authority requested that CL&P note that certain matters discussed in the Application, such as the use of RRB proceeds, the calculation of savings derived from the RRB Transaction, ratemaking issues that extend beyond the RRB Charge itself, the actual cost to CL&P of servicing the RRB Transaction, and the reasonableness of certain cost not approved by the Finance Authority (such as fees of CL&P's counsel and mitigation expenses), are beyond the Finance Authority's purview. Accordingly, the Finance Authority expressed no opinion as to these matters. During the proceeding, the Finance Authority expressed concern whether the estimated servicing start-up fee of $450,000 represents an actual incremental cost to CL&P, but will be reviewing the reasonableness of this expense in the coming months. The Department would deny recovery, to the extent that CL&P is training existing employees and using internal sources. The Department encourages CL&P to keep actual costs to a minimum and to continue to work closely with the Finance Authority in their review of the reasonableness of these transaction cost estimates.

         B.       REGULATORY OVERVIEW

         In its order dated July 7, 1999 in Docket No. 99-02-05 (the "STRANDED COST DECISION"), the Department approved approximately $3.6 billion as the total amount of CL&P's stranded costs. At the time of the Stranded Cost Decision, the costs of certain mitigation efforts, such as the buyout/buydown of independent power producer ("IPP") contracts, as well as the cost of retiring capital, were not yet quantifiable and, therefore, were not considered. In its subsequent order dated October 1, 1999 in Docket No. 99-03-36 (the "STANDARD OFFER Decision"), the Department determined that certain Eligible Stranded Costs of CL&P qualify for recovery through the issuance of RRBs.

         CL&P has applied to the Department for a Financing Order approving the issuance of RRBs in the aggregate principal amount of approximately $1.55 billion and related transactions pursuant to the terms of the Securitization Statute. The issuance of SPE Debt Securities and RRBs will reduce the carrying charge associated with the recovery of such Eligible Stranded Costs, which will result in a net savings to CL&P customers reflected in a lower CTA than would be required to recover such Eligible

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


Stranded Costs if this Financing Order were not adopted. Securitization is expected to account for a portion of the ten percent rate reduction achieved pursuant to the Standard Offer Decision.

         The Eligible Stranded Costs to be securitized by the issuance of the SPE Debt Securities and RRBs and their amounts (including the securitization fee) are as follows:


   ELIGIBLE STRANDED COSTS                      BALANCE TO BE SECURITIZED (000)1

    FAS 109 Regulatory Asset                                       $  211,076

    Unamortized Loss on Reacquired Debt                            $   15,253

    Connecticut Yankee Regulatory Asset                            $  103,495

    Maine Yankee Regulatory Asset                                  $   71,277

    Cost of Retiring Debt and Preferred Stock                      $   10,396

    PPA Buyout/Buydown Payments                                    $1,036,469

    PPA Entitlement Auction                                        $  102,276
                                                                   ----------

    TOTAL                                                          $1,550,242
                                                                   ==========
         C.       THE RRB TRANSACTION

         This Financing Order approves, among other things, the following aspects of the RRB Transaction, which are more fully described in the testimony of Richard A. Soderman attached as Exhibit 1 to the Application (the "SODERMAN TESTIMONY"), the testimony of Randy A. Shoop attached as Exhibit 2 to the Application (the "SHOOP

------------------------------
         1 The Standard Offer Decision did not approve the securitization of the IPP contract buyouts/buydowns or associated financing costs. However, as explained in the testimony of Richard A. Soderman, CL&P has included these amounts in its securitization application to avoid duplicate proceedings. Securitization of these amounts, however, will not occur without Department approval of the individual IPP contract renegotiations.

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


TESTIMONY"), and the testimony of Mark A. Englander attached as Exhibit 3 to the Application (the "ENGLANDER TESTIMONY" and together with the Soderman Testimony and the Shoop Testimony, the "CL&P TESTIMONY"), and finds that the components of the RRB Transaction are consistent with achieving the highest credit ratings and therefore the lowest costs on the SPE Debt Securities and the RRBs. This structure is subject to modification, depending on (i) negotiations with the rating agencies selected by CL&P, subject to the approval of the Finance Authority, to assign credit ratings to the SPE Debt Securities and the RRBs and
(ii) market conditions at the time the SPE Debt Securities and the RRBs are issued. The final structure will be determined by CL&P at the time the RRBs are priced, subject to the approval of the Finance Authority as provided herein, and after input from the rating agencies, tax authorities, and the underwriters.

         CL&P will securitize approved Eligible Stranded Costs and will recover such amount, together with the transaction costs of issuing the SPE Debt Securities and the RRBs, from its Retail Customers through the RRB Charge. CL&P's right to collect the RRB Charge is irrevocable pursuant to Conn. Gen. Stat.ss.16-245i(b)(1), and the charge itself is non-bypassable to CL&P's customers pursuant to Conn. Gen. Stat.ss.16-245e(a)(2). The Transition Property is the principal asset underlying the RRBs and represents a continuously existing property right created pursuant to Conn. Gen. Stat.ss.16-245h(a).

                  1. FORMATION/CAPITALIZATION OF SPE AND SALE OF TRANSITION PROPERTY

         CL&P will form one or more bankruptcy-remote SPEs, each of which is expected to be a Delaware limited liability company wholly-owned by CL&P and authorized to acquire Transition Property and to issue SPE Debt Securities. Each such SPE will constitute a "financing entity" for purposes of the Securitization Statute. For each SPE to remain "bankruptcy-remote" from CL&P, the fundamental organizational documents of each SPE will impose significant limitations on its activities and the ability of CL&P to take actions as the holder of the equity interest therein. For example, each SPE will be formed for the limited purpose of acquiring the Transition Property and Other SPE

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


Collateral (defined below) and issuing and selling the SPE Debt Securities. It will not be permitted to engage in any other activities, and will have no assets other than the Transition Property and Other SPE Collateral.

         Each SPE will be managed by a management committee, which will have rights and authority similar to that of a board of directors for a corporation. As long as the SPE Debt Securities and the RRBs remain outstanding, CL&P shall be required to cause each SPE to have at least two independent directors or managers (i.e., directors or managers not affiliated with CL&P). Without the consent of these independent directors or managers, each SPE will be unable (a) to amend provisions of fundamental organizational documents which ensure the bankruptcy-remoteness of such SPE, (b) to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or (c) to dissolve, liquidate or wind up the SPE. Other provisions may also be included to support the bankruptcy-remote character of each SPE as required by the rating agencies.

         CL&P will capitalize each SPE in an amount anticipated to be at least 0.50% of the initial principal balance of RRBs issued with respect to that SPE, which capitalization amount will be deposited into the Capital Subaccount (defined below). This capitalization is required so that CL&P may treat the SPE Debt Securities issuance by the SPE as debt for tax purposes. To the extent that the Capital Subaccount is depleted, the capitalization amount will be replenished through the RRB Charge, as adjusted periodically.

         Because each SPE will be a special-purpose entity with limited business activities and no staffing, it is anticipated that each SPE will enter into an administration agreement (the "ADMINISTRATION AGREEMENT") with CL&P pursuant to which CL&P shall perform administrative services and provide facilities for each SPE to ensure that it is able to perform such day-to-day operations as are necessary to maintain its existence and perform its obligations under the RRB Transaction documents. The Administration Agreement incorporates provisions to ensure that CL&P will be paid a market-based fee

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


(the "ADMINISTRATION FEE") in an amount commensurate with its costs of performing such services and providing such facilities.

         CL&P will sell all of its rights in the Transition Property to one or more SPEs in transactions each of which under Conn. Gen. Stat. ss. 16-245k(h) will be intended to be and will be treated as a legal true sale and absolute transfer to such SPE. Because of such true sale treatment, the Transition Property owned by an SPE would not, should there arise a CL&P bankruptcy, become part of the CL&P bankruptcy estate and CL&P creditors would have no recourse to the Transition Property or the RRB Charge.

                  2.       ISSUANCE OF SPE DEBT SECURITIES AND RRBS

         To raise the funds to pay the purchase price of the Transition Property to CL&P, an SPE will issue and sell SPE Debt Securities to a special purpose trust established by the Finance Authority. The special purpose trust, which, like the SPE, will constitute a "financing entity" under the Securitization Statute, will sell interests in the SPE Debt Securities by issuing and selling RRBs, the proceeds of which, net of transaction expenses, will be remitted to such SPE and ultimately to CL&P. The terms of the RRBs will mirror substantially the terms of the SPE Debt Securities unless an interest rate exchange agreement or other hedging arrangement is implemented (collectively, a "HEDGING AGREEMENT," as further described below).

         All of the assets of such SPE, specifically the Transition Property and the other collateral of the SPE ("OTHER SPE COLLATERAL"), will be pledged as collateral to secure the SPE Debt Securities. The Other SPE Collateral will include without limitation, (a) the rights of each SPE under all RRB Transaction documents including (i) the sale agreement (the "SALE AGREEMENT") by which each SPE acquires all rights in the Transition Property (and including any hedging agreement in place with respect to variable rate RRBs), (ii) the servicing agreement (the "SERVICING AGREEMENT") pursuant to which CL&P, or any successor servicer (the "SERVICER"), acts as servicer for the Transition Property, and
(iii) the Administration Agreement, and (b) the rights of each SPE in and to the collection account (the "COLLECTION ACCOUNT") and any subaccounts established therein including the general subaccount (the "GENERAL SUBACCOUNT"), the

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


overcollateralization subaccount (the "OVERCOLLATERALIZATION SUBACCOUNT"), the capital subaccount (the "CAPITAL SUBACCOUNT"), and the reserve subaccount (the "RESERVE SUBACCOUNT"), and any investment earnings on amounts held by such SPE. An amount equal to investment earnings earned on the initial capital contributed by CL&P will be returned to CL&P semiannually or more frequently as a distribution of capital by the SPE so long as there are sufficient moneys to make scheduled distributions of interest and principal on the RRBs, fund any credit enhancement, and pay required financing expenses.

         RRBs sold to investors will take the form of pass-through certificates representing undivided beneficial interests in the SPE Debt Securities and any hedging agreement entered into in connection with the transaction. SPE Debt Securities will take the form of notes secured by a first priority statutory lien on all Transition Property as provided in Conn. Gen. Stat. ss. 16-245k(g), together with a pledge of the Other SPE Collateral.

         It is anticipated that the RRBs will be issued and sold to capital market investors in one or more series, each of which may be offered in one or more classes each having a distinct principal amount, term, interest rate and amortization schedule. The form, interest rate (whether fixed or variable), repayment schedule, classes, number and determination of credit ratings, and other characteristics of the SPE Debt Securities and the RRBs will be determined at the time of pricing based on then-current market conditions, with the objective to achieve the lowest "all-in" financing cost possible. Under certain circumstances (subject to the approval of the Finance Authority), the SPE Debt Securities and the RRBs may be subject to call provisions and may be refinanced through a subsequent issuance of SPE Debt Securities and RRBs to the extent such refinancing would result in a lower interest cost associated with the SPE Debt Securities and the RRBs refinanced.

         The SPE Debt Securities and RRBs (being undivided beneficial interests in the SPE Debt Securities and any hedging agreement entered into in connection with the transaction) will, by their terms, be nonrecourse to CL&P and its assets, and, in accordance with Conn. Gen. Stat. ss. 16-245j(c)(1), will not be secured by a pledge of the

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION

general credit, full faith or taxing power of the State or any agency or subdivision of the State (other than the special purpose trust). Instead, the SPE Debt Securities and RRBs will be secured by a pledge of all of the right, title, and interest of each SPE in the Transition Property and the Other SPE Collateral. The final terms and conditions of the SPE Debt Securities and the RRBs shall be subject to the approval of the Finance Authority.

         The targeted ratings on the RRBs will be triple-A. Because principal payments will likely be made at different times on each class of SPE Debt Securities and RRBs, each class will have separate expected and legal final maturity dates. The SPE Debt Securities and the RRBs will have final maturities not later than December 31, 2011, in accordance with Conn. Gen. Stat. ss. 16-245j(c)(6).

         The SPE Debt Securities and the RRBs are expected to be sold at or near par value and will not in any event be sold for more than par value. All accrued interest on the SPE Debt Securities and the RRBs will be paid not less frequently than semiannually, depending on market conditions at the time of pricing. The SPE Debt Securities and the RRBs will not be subordinated to the claims of any creditors or the equity owner of the SPE, other than for payments of trustee, servicing fees, and other specified transaction-related fees.

         The SPE Debt Securities and the RRBs will be repaid from charges to all Retail Customers through the collection of the RRB Charge by CL&P or any successor to the CL&P distribution system, any other successor Servicer or any third party supplier (each a "TPS") from which the customer has chosen to receive electric service.

         If variable rate RRBs are issued, the special purpose trust will enter into a hedging agreement whereby the special purpose trust would make fixed payments to a counterparty, and the counterparty would make variable rate payments to RRB holders. These fixed rate payments would be taken into account in calculating the RRB Charge. This protects the special purpose trust and ratepayers against the risk that interest rate

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


fluctuations would cause variable rates to exceed the fixed rates that were used to calculate the RRB Charge.

                  3.       THE RRB CHARGE

         RRB Charges will be periodically calculated and set at a level intended to recover (a) the principal balance of (in accordance with the expected amortization schedule), and interest on, the SPE Debt Securities authorized under this Financing Order, (b) the costs of servicing the SPE Debt Securities and the RRBs, including the Servicing Fee, the Administration Fee, fees for the trustees, rating agency fees, legal and accounting fees, managers'/directors' fees, contingent indemnity obligations in the RRB Transaction documents (including indemnities for losses resulting from a default by the servicer or any third party supplier), and other related fees and expenses (collectively, "SERVICING AND ADMINISTRATIVE EXPENSES"), and (c) the cost of creating and maintaining any credit enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily) required for the SPE Debt Securities and the RRBs (the required periodic payment of such, including deficiencies on past due principal and interest for any reason, the "PERIODIC RRB PAYMENT REQUIREMENT" and, collectively, the "TOTAL RRB PAYMENT REQUIREMENTS"). The periodic calculation of the RRB Charge will be based on assumptions and the methodology set forth in the CL&P Testimony, including sales forecasts, charge-off patterns, and lags between RRB Charge billing and collection. Upon final determination of all terms of the SPE Debt Securities and the RRBs and at least two business days in advance of the RRB issuance, CL&P will file an issuance advice letter substantially in the form of Attachment MAE-1 to the Englander Testimony (the "ISSUANCE ADVICE LETTER"). The Issuance Advice Letter will confirm the final structure and repayment terms of the RRB Transaction, the total principal amount and pricing of the RRBs, the initial RRB Charge, the overcollateralization amount (described below) and targeted transaction subaccount balances (described below), the capital contribution amount, the frequency of the true-ups and dates of true-up filings and, to the extent known at the time the Issuance Advice Letter is filed, the actual up-front transaction costs and ongoing servicing and administrative expenses.

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


         To confirm that the actual terms of the RRB Transaction will result in savings for ratepayers (and therefore lower rates), the Department will require CL&P to provide in the Issuance Advice Letter a calculation of projected savings to ratepayers, using the methodology contained in the CL&P Testimony, applied to the actual structure and terms of the RRBs. So long as the terms and structure result in net savings to CL&P's customers in accordance with this approved methodology, CL&P is authorized to undertake the RRB Transaction. See Conn. Gen. Stat. ss. 16-245f. The Finance Authority may rely upon the savings calculations set forth in the Issuance Advice Letter conclusively and without independent investigation or verification in approving the issuance of the SPE Debt Securities and the RRBs.

         The up-front transaction costs arising from the issuance of the RRBs will include, among other items, the underwriting spread, original issue discount, rating agency fees, accounting fees, Securities and Exchange Commission registration fees, printing and marketing expenses, legal fees, the Finance Authority's financial advisor fees, the servicing set-up fee, trustee set-up fees, and the administrative cost to set up each SPE and special purpose trust. With the exception of CL&P counsel fees, many of these costs will be subject to the approval of the Finance Authority. In addition to the recovery of these up-front transaction costs, the Company's Eligible Stranded Costs to be recovered from RRB bond proceeds will also include redemption costs, including call premiums and related expenses, required to reduce existing capitalization of CL&P.

         So that the RRB Charge may recover interest payments on and fees associated with the RRBs, it will be calculated to reflect the all-in financing cost of the RRBs as determined by market conditions at the time of issuance. The initial RRB Charge for Retail Customers, established by this Financing Order and calculated using the methodology contained in the Soderman Testimony, will become effective automatically on the date of the RRB issuance.

         The RRB Charge is expected to be imposed, adjusted and collected so that the principal of and costs associated with the RRBs are fully paid by the final maturity date of the RRBs (which may be no later than December 31, 2011). However, pursuant to

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


Conn. Gen. Stat. ss. 16-245g(e), in the event that the RRBs have not been fully repaid prior to their final maturity, the RRB Charge shall continue to be billed and collected until the principal and interest and all costs associated with the RRBs have been fully repaid.

         The RRB Charge will be included as a component of the unbundled CTA line item on a customers' bill and will be footnoted as such.

                  4.       SERVICING OF RRBS

         CL&P will enter into a Servicing Agreement with one or more SPEs to perform servicing functions on behalf of each SPE, including billing and collecting the RRB Charge from CL&P's Retail Customers. Pursuant to the Servicing Agreement with each SPE, CL&P will act as Servicer of the Transition Property. CL&P will be responsible for calculating, billing, collecting, and remitting the RRB Charges as described earlier and in the Englander Testimony. The Servicing Agreement will provide that CL&P, as initial Servicer, may not voluntarily resign its duties as Servicer without obtaining the prior approval of the Department. As Servicer, CL&P will also be obligated to retain all books and records regarding the RRB Charge, subject to the right of each SPE to inspect those records.

         As consideration for its servicing responsibilities, CL&P or any successor Servicer will receive a periodic servicing fee (the "SERVICING FEE"), as described in the Englander Testimony, which will be recovered through the RRB Charge. In order to support each SPE's legal status separate and apart from CL&P, the Servicing Fee paid to CL&P must be market-based. The annual Servicing Fee, payable semiannually or more frequently, will be a part of the Servicing Agreement and will be based on a percentage of the initial principal balance of RRBs. The Servicing Fee represents a reasonable good faith estimate of an arm's-length, market-based fee for servicing RRBs. Such servicing responsibilities include without limitation, billing, monitoring, collecting, and remitting RRB Charges, systems modifications to bill, monitor, collect, and remit RRB Charges, reporting requirements imposed by the Servicing Agreement, procedures required to coordinate with each TPS, required audits related to CL&P's role as Servicer, and legal and accounting functions related to the servicing obligation. The Servicing Fee paid to

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


CL&P will be lower than the Servicing Fee paid to a successor Servicer that does not concurrently bill the RRB Charge with charges for other services.

         In the event of a failure by any Retail Customer to pay the RRB Charge, CL&P, as initial Servicer, or any successor Servicer, will be authorized to terminate electric service to such customer in accordance with and to the extent permitted by Conn. Gen. Stat.ss.ss.16-262c through 16-262i, and any applicable regulations, notwithstanding any objection or direction to the contrary by CL&P.

         CL&P or any successor Servicer will periodically remit (as frequently as required by the rating agencies and in all events within one calendar month of collection) collections of RRB Charges to the SPE. To the extent estimation of such collections is required, CL&P will design a methodology that will be satisfactory to the rating agencies and that will approximate most closely actual collections. On each payment date for the RRBs, the trustee for the SPE Debt Securities will release money from the Collection Account to the trustee for the RRBs, which in turn will pay (or cause to be paid) interest and principal on the RRBs to RRB holders. The SPE will also use the RRB Charge remittances to pay fees and expenses on the RRBs and to fund certain credit enhancement reserves.

         In the event of default by CL&P or any successor Servicer in payment of the RRB Charges to an SPE, the Department will, upon application by (1) the trustee or holders of the RRBs, (2) the trustee for the special purpose trust,
(3) such SPE or its assignees, or (4) pledgees or transferees of the Transition Property and Other SPE Collateral, order the sequestration and payment to or for the benefit of such SPE or such other party of revenues arising with respect to the Transition Property and Other SPE Collateral. This will provide additional certainty that the RRB Charges will benefit the owner of the Transition Property and should serve to enhance the credit quality of the RRBs.

         In accordance with Conn. Gen. Stat.ss.16-245g(e), amounts collected from a Retail Customer shall be allocated on a pro rata basis among (i) the RRB Charge, (ii) any

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


remaining portion of the CTA not the subject of this Financing Order, and (iii) CL&P's other charges.

                  5.       THIRD PARTY SUPPLIERS

         A TPS is an entity--other than CL&P--that will provide electric generation service to a customer and that could bill and collect from that customer (1) all transmission, distribution, and transition charges, including the CTA and RRB charge, (2) transmission and distribution charges, but not the CTA or RRB Charge, or (3) no charges, as CL&P would continue to bill and collect all charges directly from the customer even though the customer has chosen a TPS as its electric supplier.

         Billing, collection, and remittance by a TPS may increase the rise of shortfalls in RRB Charge collection by exposing the cashflow to potential interruption due to the default, bankruptcy, or insolvency of that TPS. This risk of interruption will increase risks to investors, potentially reducing the credit rating and increasing the rate of interest on RRBs that would be required by investors. Rating agencies have been particularly concerned because many TPSs will likely be unrated start-up companies.

         The Department will not authorize a TPS to bill and collect the RRB Charge for remittance to CL&P as Servicer (or any successor Servicer) unless such TPS meets specified creditworthiness criteria and complies with specified billing, collection, and remittance procedures and information access requirements. The Department will require creditworthiness standards and other procedures and requirements that are consistent with maintaining the triple-A ratings on the RRBs. Such authorization must be consistent with the following minimum criteria, procedures, and requirements:

         o The TPS must agree to remit the full amount of RRB Charges it bills to Retail Customers, regardless of whether payments are received from such customers, within 15 days after CL&P's (or any successor Servicer's) bill for such charges.

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


         o The TPS must provide CL&P (or any successor Servicer) with total monthly kWh usage information in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance.

         o CL&P (or any successor Servicer) will be entitled, within seven days after a default by the TPS in remitting any RRB Charges billed, to assume responsibility for billing all charges for services provided by CL&P (or any successor Servicer), including the RRB Charges, or to switch responsibility to a third party.

         o If and so long as a TPS does not maintain at least a triple-B long-term unsecured credit rating from Moody's Investors Service or Standard & Poor's Rating Services, such TPS shall maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of RRB Charges, as agreed upon by CL&P (or any successor Servicer) and the TPS.

         In the event of a default in the remittance of RRB Charges by the TPS, such amount will be included in the periodic adjustment of the RRB Charge as described in the CL&P Testimony.

                  6.       CREDIT ENHANCEMENT

         In order for the RRBs to receive triple-A ratings, the exposure to losses due to, among other things, shortfalls in projected sales of energy, longer-than-expected delays in bill collections, and higher-than-estimated uncollectible accounts must be minimized. This will be accomplished with various forms of credit enhancement, including the various components of the Collection Account and the True-Up Mechanism summarized below.

         The RRB Charge collections will be deposited into the Collection Account, which will be comprised of at least four subaccounts - the General Subaccount (which will hold the RRB Charge collections before each payment date), the Overcollateralization

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


Subaccount (which will hold the overcollateralization amount described below), the Capital Subaccount (which will hold the initial capital contribution to the SPE), and the Reserve Subaccount (which will hold any excess collections of RRB Charges as described below). RRB Charge collections in excess of debt service on the SPE Debt Securities and the RRBs and servicing and administrative expenses will be allocated (a) to the Capital Subaccount to the extent the amount therein has been reduced to below the initial capital contribution, (b) to the Overcollateralization Subaccount up to the required level set forth for such date at issuance by the rating agencies and (c) to the Reserve Subaccount any remaining amounts. To the extent that RRB Charges are insufficient to pay scheduled debt service on the SPE Debt Securities and the RRBs and servicing and administrative expenses during any period, the accounts will be drawn upon in the following order (a) the Reserve Subaccount, (b) the Overcollateralization Subaccount and (c) the Capital Subaccount. A more detailed description and an illustration of the Collection Account allocation procedure is set forth in the Englander Testimony.

         The RRB Charge will be calculated (both initially and subsequently as a result of the True-Up Mechanism described below) to collect, as a component of the Periodic RRB Payment Requirement, an overcollateralization amount which constitutes an amount in excess of debt service on the SPE Debt Securities and the RRBs and servicing and administrative expenses and any amount necessary to restore the capital contribution to the Capital Subaccount minimum balance. The overcollateralization amount required to achieve the highest credit rating will be finalized prior to the issuance of the SPE Debt Securities and the RRBs and will depend primarily on rating agency requirements and tax considerations, subject to the approval of the Finance Authority, but is currently expected to be at least 0.50% of the initial principal amount of the SPE Debt Securities and the RRBs. The overcollateralization will be collected pro rata over time and deposited to the Overcollateralization Subaccount such that the amount therein will accumulate over time in accordance with a schedule set forth at issuance.

         CL&P will adjust the RRB Charge, up or down, pursuant to a true-up mechanism established in accordance with Conn. Gen. Stat. ss. 16-245i(c) and as described in the

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


CL&P Testimony (the "TRUE-UP MECHANISM"). The True-Up Mechanism is a periodic adjustment to the RRB Charge which accounts for any previous or projected over- or under-collections of the RRB Charge. At least annually and as frequently as quarterly, CL&P will request a RRB Charge adjustment such that, during the period for which that RRB Charge will be billed, RRB Charge collections will be sufficient to (a) pay principal and interest with respect to the SPE Debt Securities and the RRBs in accordance with the expected amortization schedule,
(b) pay servicing and administrative expenses, (c) maintain the Overcollateralization Subaccount balance at the required levels, and (d) restore the Capital Subaccount to the balance originally required upon the inception of the transaction. Any amounts accounted for in the Reserve Subaccount, which represent collections in excess of the fully funded credit enhancement reserves, at the time that CL&P calculates a periodic RRB Charge adjustment will be incorporated in such adjustment.

         CL&P, as initial Servicer (or any successor Servicer), will account for, and ultimately credit to ratepayers, any amounts remaining in the Collection Account (other than the Capital Subaccount and an amount equal to interest earnings thereon) after the RRBs are paid in full. Such amounts include any overcollateralization amounts, including interest earnings thereon, or RRB Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE, in accordance with ss. 245h(b), upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to ratepayers through a credit to their CTA or, if there is no CTA, through a credit to other rates. If CL&P, as initial Servicer (or any successor Servicer), is making RRB Charge remittances less frequently than daily, CL&P (or such successor Servicer) will account for and remit to the trustee for the SPE Debt Securities any interest on RRB Charge collections.

         At least fifteen days prior to January 1 each year, CL&P as Servicer (or any successor Servicer) will file with the Department a periodic RRB Charge true-up advice letter, a form of which is included as Attachment MAE-2 to the Englander Testimony (a "ROUTINE TRUE-UP LETTER"). The resulting upward or downward adjustments to the RRB

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


Charge, calculated in accordance with the methodology set forth in the Soderman Testimony, will be effective automatically on January 1 each year or on such other date as specified in the Routine True-Up Letter, notwithstanding the fact that such adjustment will occur simultaneously with the adjustment to other components of the CTA, which other adjustments may not become effective immediately. Further, to the extent required by the rating agencies, CL&P may also file quarterly or monthly Routine True-Up Letters in addition to the Routine True-Up Letter filed at least fifteen days prior to January 1 each year. Any such adjustments will be effective fifteen days after the filing of the applicable Routine True-Up Letter.

         Whenever CL&P, as servicer, determines that the methodology used to calculate RRB Charge adjustments requires modification to more accurately project and generate adequate RRB Charge collections, a non-routine true-up letter (a "NON-ROUTINE TRUE-UP LETTER") may be filed, with the resulting RRB Charge adjustment (reflecting such modification to the methodology or model) to be effective upon review and approval by the Department within 60 days of such filing.

         Both Routine True-Up Letters and Non-Routine True-Up Letters may be filed periodically through the legal final maturity date. Beginning in the last year that the SPE Debt Securities and the RRBs are scheduled to be outstanding, quarterly or monthly Routine True-Up Letters will be filed.

         All true-ups will be performed on a system-wide basis (i.e., across customer classes rather than on a class-by-class basis) in accordance with Conn. Gen. Stat.ss.16-245g(c).

         If, as a result of a true-up calculation, the RRB Charge would be increased above the CTA then in effect, the CTA will, on the effective date of the RRB Charge adjustment, be increased to the amount of the RRB Charge, as so adjusted. If adjustments to the CTA necessary to meet the required ten percent rate reduction in effect, pursuant to Conn. Gen. Stat. 16-244c, would cause the CTA to fall below the required RRB Charge, the Department must instead, effective as of the time of the RRB

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION

Charge adjustment, adjust components of CL&P's rates and charges, other than the RRB Charge, as necessary to satisfy such rate reduction requirement.

         CL&P may be required to obtain a letter of credit or other credit enhancement to protect against any cash collection losses resulting from the temporary commingling of funds. If such credit enhancement is required, the RRB Charge will be adjusted accordingly to cover the cost of such enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily).

                  7.       TAX CONSIDERATIONS

         The possibility that the Internal Revenue Service (the "IRS") would assess income taxes when this Financing Order is issued or when CL&P receives the initial proceeds from the SPE Debt Securities, rather than when the RRB Charge revenues are collected, is a risk to CL&P associated with the RRB Transaction. In addition to having tax consequences, this would also affect the economics of issuing the SPE Debt Securities and the RRBs, as the benefits of the RRB Transaction depend largely upon recognizing taxable income in respect of the recovery of Eligible Stranded Costs as RRB Charges are paid by Retail Customers, rather than being accelerated into current income upon the issuance of the SPE Debt Securities and the RRBs.

         As a result, CL&P has submitted a private letter ruling request to the IRS seeking confirmation that (a) the issuance of this Financing Order by the Department authorizing the collection of RRB Charges will not result in gross income to CL&P; (b) the issuance of the SPE Debt Securities to the special purpose trust and the issuance of RRBs by the special purpose trust will not result in gross income to CL&P; and (c) SPE Debt Securities will be treated as obligations of CL&P for tax purposes. If the RRB Transaction results in current income taxation of the proceeds of such transaction, the benefits of the RRB Transaction would be substantially reduced. Should the IRS choose not to provide a ruling, or rule adversely, CL&P would have to reassess the RRB Transaction and, if possible, modify it to eliminate the risk of current taxation. Based upon favorable IRS rulings previously issued in respect of RRB Transactions in

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


California, Illinois, Pennsylvania, New Jersey, and Massachusetts, CL&P anticipates a favorable ruling.

         The interest paid to holders of RRBs will be exempt from income taxes imposed in the State under Conn. Gen. Stat.ss.16-245j(c)(3), but will not be exempt from federal income taxes or taxes imposed by other states.

                  8.       ACCOUNTING AND FINANCIAL REPORTING

         The amount financed through the RRB Transaction is expected to be recorded in accordance with generally accepted accounting principles ("GAAP") as long-term debt on the balance sheet of the SPE for financial reporting purposes. CL&P, each SPE, each special purpose trust, and the holders of RRBs will expressly agree pursuant to the terms of the applicable documents to treat the SPE Debt Securities as debt of such SPE secured by, among other things, the Transition Property and the Other SPE Collateral for this purpose. Because each SPE will be wholly-owned by CL&P, it is required that such SPE be consolidated with CL&P for financial reporting purposes under GAAP. Therefore, the SPE's debt will appear on the consolidated balance sheet of CL&P in its annual and quarterly financial filings to the Securities and Exchange Commission. For purposes of financial reporting to the Department, CL&P will exclude the SPE's debt from its capital structure. The RRB Transaction is not expected to impact CL&P's credit ratings, as it is expected that the rating agencies will determine that the RRBs, which are not supported by CL&P's general revenue stream, and not collateralized by the assets of CL&P, do not affect CL&P's creditworthiness. Therefore, it is anticipated that the rating agencies will exclude the RRBs as debt for purposes of calculating financial ratios.

                  9.       TRUE-SALE OPINION AND COLLECTION SHORTFALLS

         Rating agencies will require acceptable opinions of bankruptcy counsel, at the time the SPE Debt Securities and the RRBs are issued, to the effect that the transfer of the Transition Property from CL&P to an SPE constitutes a legal true sale such that if CL&P were to become the subject of a bankruptcy or insolvency case, the Transition Property

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


would not be part of CL&P's bankruptcy estate and therefore would not be subject to the claims of CL&P's creditors.

         Conn. Gen. Stat.ss.245k(h) expressly provides that transfers of Transition Property, as described in that section and as approved in a financing order, shall be so treated for all purposes as an absolute transfer and true sale. In addition, the SPE Debt Securities and the RRBs will be nonrecourse to CL&P and its assets, other than the Transition Property sold to an SPE and the Other SPE Collateral.

         Another element of the bankruptcy analysis focuses on the separate legal status of CL&P and each SPE. Although each SPE will be wholly-owned by CL&P, the RRB Transaction will be structured so that, in the event of a bankruptcy of CL&P, each SPE's separate legal existence would be respected and the assets and liabilities of each SPE would remain separate from the estate of CL&P. The structural elements supporting such separate existence include, without limitation, requirements that each SPE be adequately capitalized, that CL&P be adequately compensated on an arm's-length basis for the servicing functions it performs in billing, collecting, and remitting the RRB Charges, that each SPE has at least two independent directors or managers, and that CL&P and each SPE take certain steps to ensure that creditors are not mislead as to their separate existence. These structural protections are very important because, without such protections, a bankruptcy court might invoke the doctrine of substantive consolidation and disregard each SPE's separate existence. Substantive consolidation is an equitable doctrine in bankruptcy cases that allows courts to disregard the separate existence of two or more affiliated entities to ensure the equitable treatment of all creditors and to maximize creditor recoveries. When entities are substantively consolidated in a bankruptcy proceeding, their assets and liabilities are pooled, thereby eliminating intercompany claims, and claims of third-party creditors against any of those entities are generally treated as claims against the common pool of assets created by consolidation.

         In order to preserve the bankruptcy-remote status of each SPE and the true-sale nature of the Transition Property and Other SPE Collateral once it is transferred to each SPE, CL&P cannot have any claim on the RRB Charges. In its capacity as Servicer,

                                                                       EXHIBIT A

                                                         TRANSACTION DESCRIPTION


CL&P will bill RRB Charges along with other charges for services rendered to Retail Customers obligated to pay such charges. If CL&P collects less than the full amount that is billed to such customers, it is not permitted to favor itself over each SPE, as owner of the Transition Property. In accordance with Conn. Gen. Stat. ss. 16-245g(e), amounts collected from a Retail Customer obligated to pay the RRB Charge shall be allocated on a pro rata basis among (i) the RRB Charge, (ii) any remaining portion of the CTA not the subject of this Financing Order, and (iii) CL&P's other charges.

                  10.      USE OF PROCEEDS

         As set forth in the CL&P Testimony, CL&P will use RRB proceeds to pay for transaction costs, reduce capitalization, pay call and tender premiums and refinancing costs associated with such capital reduction, and pay IPP buyout/buyout payments approved by the Department.

         CL&P will seek to deploy the total proceeds received related to restructuring, including those arising from asset sales, in a manner that maximize the net economic benefit to ratepayers. In carrying out any strategy relating to the use of proceeds, CL&P shall remain in compliance with its charter, loan agreement(s), bond indenture(s), this Financing Order and the Securitization Statute.

                                                                       EXHIBIT B

                                    FINDINGS

         The Department makes in the Financing Order the following findings (the "FINDINGS"). Capitalized terms used in this EXHIBIT B and not otherwise defined are used as defined in the TRANSACTION DESCRIPTION.

                  1. The issuance of this Financing Order is in the public interest and the financing of each component of Eligible Stranded Costs will result in net savings for CL&P customers reflected in lower Eligible Stranded Costs than CL&P's customers would have paid if this Financing Order were not adopted. Such net savings will be passed on directly to customers through lower rates.

                  2. CL&P or any of its generation entities or affiliates will not have an unfair competitive advantage as a result of the issuance of this Financing Order and the implementation of the RRB Transaction.

                  3. This Financing Order is irrevocable pursuant to Conn. Gen. Stat.ss.16-245i(b)(1).

                  4. The execution of the RRB Transaction as set forth in the Transaction Description will result in a net economic benefit to customers consistent with the requirements in the Standard Offer Decision.

                  5.       The RRB Charge is just and reasonable.

                  6. The components of the RRB Transaction are consistent with achieving the highest credit ratings and therefore the lowest cost on the RRBs.

                  7. The cost of CL&P's mitigation efforts are reasonable relative to the amount of the reduction in stranded costs resulting from the mitigation.

                  8. In order to implement the Standard Offer Decision and to achieve the required rate reduction of ten percent, the Department finds that CL&P's Eligible Stranded Costs, in an amount equal to approximately $1.55 billion, as detailed in the CL&P Testimony and the Transaction Description above, are eligible to be funded with

                                                                       EXHIBIT B

                                                                        FINDINGS


the proceeds of RRBs, in accordance with this Financing Order and subject to the Securitization Statute.

                  9. The estimated up-front transaction costs, the ongoing servicing and administrative expenses, the cost of any credit enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily) associated with the RRB Transaction, costs to mitigate expenditures and any other fee, cost or expense in respect of the RRBs as described in the Transaction Description and in the CL&P Testimony, are reasonable and are eligible for recovery through the RRB Transaction in accordance with Conn. Gen. Stat. ss. 16-245e(a)(2) (subject, in the case of certain expenses, to review by the Department and the Finance Authority, as described herein).

                  10. All Eligible Stranded Costs hereunder may be recovered through the RRB Charge, to be assessed against and collected from all of CL&P's Retail Customers.

                  11. Pursuant to Conn. Gen. Stat.ss. 16-245g(c), the RRB Charge shall be applied equally to all Retail Customers of the same class in accordance with methods of allocation in effect on July 1, 1998, and as further described in the Transaction Description.

                  12. As described in the Transaction Description and in the Englander Testimony, the RRB Charge shall be set at a level to fully recover the Periodic RRB Payment Requirement in accordance with the amortization schedule that will be filed as Exhibit 1 to the Issuance Advice Letter.

                  13. In accordance with Conn. Gen. Stat.ss.16-245e(a)(13), the Department finds that the RRB Charge (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony) constitutes Transition Property, which is a current irrevocable vested property right including, without limitation, the right, title, and interest of a public utility or a financing entity (i) in and to the RRB Charge established pursuant to this Financing Order, as

                                                                       EXHIBIT B

                                                                        FINDINGS


adjusted periodically pursuant to Conn. Gen. Stat.ss. 16-245i(b)(2) and this Financing Order, in an amount sufficient to pay the Total RRB Payment Requirements, (ii) in and to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge authorized pursuant to this Financing Order, and (iii) in and to all rights to obtain adjustments to the RRB Charge pursuant to the terms of Conn. Gen. Stat.ss.16-245i(b)(2) and this Financing Order.

                  14. The amount of the SPE Debt Securities and the RRBs to be issued, as described in the CL&P Testimony and the Transaction Description, is just and reasonable.

                  15. The amount of necessary credit enhancement, as described in the Englander Testimony or required by the rating agencies or tax authorities is just and reasonable, subject to the approval of the Finance Authority.

                  16. Based upon CL&P's accounting and billing information systems capabilities, the proposed billing, collection and remittance of actual RRB Charges is just and reasonable. To the extent estimation of RRB Charge collections is required for remittance to the trustee for the SPE Debt Securities, such estimation procedure will be consistent with achieving the highest credit ratings on the RRBs.

                  17. The RRB Charge billing, collection, and remittance procedures imposed upon any successor Servicer or TPS are reasonable, subject to the approval of the Finance Authority.

                  18. The owner of the Transition Property will have the right to recover an aggregate amount equal to the Total RRB Payment Requirements until such amounts have been discharged in full through continued assessment, collection, and remittance of RRB Charges from all of CL&P's Retail Customers.

                  19. The RRB Charge will be a monthly usage-based charge and may in the future, subject to Department approval, include a pro rata component of any "exit fee" collected from any Retail Customer pursuant to Conn. Gen. Stat.ss.16-245w.

                                                                       EXHIBIT B

                                                                        FINDINGS


                  20. The methodology used to calculate the RRB Charge associated with the RRB Transaction (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony)and the periodic adjustments thereto as described in the CL&P Testimony are reasonable and comply with Conn. Gen. Stat.ss. 16-245i(b)(2) and
(c).

                  21. CL&P's plan to account and ultimately credit ratepayers for amounts remaining in the Collection Account after the RRBs are paid in full (other than amounts in the Capital Subaccount, including earnings on the initial capital contributed by CL&P, which are to be returned as a distribution of capital to CL&P) is just and reasonable and is in accordance with Conn. Gen. Stat.ss.16-245h(b).

                  22. In accordance with Conn. Gen. Stat. ss. 245k(h), the sale of the Transition Property by CL&P to an SPE shall be treated as an absolute transfer of all of CL&P's right, title, and interest, as in a legal true sale, and not as a pledge or other financing, of the Transition Property, in each case notwithstanding the following, which are hereby determined not to affect such absolute transfer and legal true sale: (i) any contrary treatment of such transfer for accounting, tax or other purposes, (ii) certain indemnities (including mandatory redemption or repurchase obligations related thereto) provided for in the SPE Debt Securities or in the transaction documents, (iii) CL&P's continued collection of RRB Charges pursuant to the Servicing Agreement authorized by this Financing Order, or (iv) CL&P's providing any credit enhancement to the SPE as described in the Englander Testimony.

                  23. The SPE Debt Securities and the RRBs will be nonrecourse to CL&P and its assets, but will be secured by a pledge of all right, title, and interest of each SPE in its Transition Property and Other SPE Collateral.

                  24. Each SPE and each special purpose trust is found to be a "financing entity," as that term is defined in Conn. Gen.
Stat.ss.16-245e(a)(11).

                  25. The formation of one or more SPEs by CL&P, the capitalization of each SPE by CL&P with an amount currently expected to equal approximately 0.50% of

                                                                       EXHIBIT B

                                                                        FINDINGS


the initial principal balance of the RRBs, and entering into the Sale Agreement, the Servicing Agreement, the Administration Agreement, and other agreements and transactions by CL&P and each SPE are necessary for the consummation of the RRB Transaction.

                  26. Pursuant to Conn. Gen. Stat.ss.16-245j(b), the State pledges and agrees with the owners of the Transition Property and holders of RRBs that the State shall neither limit nor alter the RRB Charge, the Transition Property, this Financing Order, and all rights thereunder until RRBs, together with interest thereon, are fully met and discharged, unless adequate provision is made for the protection of the owners or holders.

                  27. Pursuant to Conn. Gen. Stat.ss.16-245i(b)(1), this Financing Order and the RRB Charge authorized hereunder shall be irrevocable and the Department shall not have authority either by rescinding, altering, or amending this Financing Order or otherwise, to (i) revalue or revise for ratemaking purposes the Eligible Stranded Costs to be securitized hereunder,
(ii) determine that the RRB Charge is unjust or unreasonable, or (iii) in any way reduce or impair the value of the Transition Property either directly or indirectly by taking the RRB Charge into account when setting other rates for CL&P, nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement, or termination.

                  28. The annual Servicing Fee, payable semiannually or more frequently, is a reasonable good faith estimate of an arm's-length, market-based fee for servicing RRBs pursuant to the Servicing Agreement, as described in the Englander Testimony.

                  29. The final terms and conditions of the SPE Debt Securities and the RRBs, including, without limitation, the schedule of principal amortization, credit enhancement, the frequency of principal or interest payments, the interest rates on the SPE Debt Securities and the RRBs and manner of setting such interest rates (fixed or variable), the manner of sale of the RRBs, the number and determination of credit ratings,

                                                                       EXHIBIT B

                                                                        FINDINGS


and the approval of final transaction documents, will, to the extent consistent with the provisions of this Financing Order, be determined by CL&P, subject to the approval of the Finance Authority at the time RRBs are priced and after input from legal counsel, the rating agencies, tax authorities, and the underwriters.

                  30. In accordance with Conn. Gen. Stat.ss.16-245j(c)(1) and (2), SPE Debt Securities and the RRBs issued pursuant to this Financing Order shall not constitute a debt or liability of the State or of any political subdivision thereof, and shall not constitute a pledge of the full faith and credit of the State or any of its political subdivisions, and the issuance of SPE Debt Securities and the RRBs will not in any way obligate the State or any political subdivision thereof to make appropriations for their payment.

                                                                       EXHIBIT C

                              ORDERS AND APPROVALS

         The Department includes in the Financing Order the following orders and approvals (the "ORDERS AND APPROVALS"). Capitalized terms used in this EXHIBIT C and not otherwise defined are used as defined in the TRANSACTION DESCRIPTION.

                                     GENERAL

                  1. CL&P's Application for the issuance of the SPE Debt Securities and the RRBs and the consummation of the RRB Transaction as set forth in the Transition Description are approved subject to the terms and conditions stated in this Financing Order.

                  2. The Transaction Description and Findings are hereby adopted by the Department.

                  3.       The cost of all mitigation efforts are approved.

                         CREATION OF TRANSITION PROPERTY

                  4. CL&P is authorized to recover through the issuance of SPE Debt Securities and RRBs its Eligible Stranded Costs, including up-front transaction costs associated with such issuance, in an amount equal to approximately $1.55 billion.

                  5. The Eligible Stranded Costs approved hereunder shall be recovered through the RRB Charge, to be assessed against and collected from all Retail Customers in CL&P's service territory, as further described in Order and Approval No. 41 in this Financing Order.

                  6. As of the effective date of this Financing Order and in accordance with Conn. Gen. Stat.ss. 16-245e(a)(13), there is created and established for the benefit of CL&P (or any assignee in accordance with the terms hereof) Transition Property, which is a current irrevocable vested property right including, without limitation, the right, title, and interest (i) in and to the RRB Charge established pursuant to this Financing Order (including, without limitation, the RRB Charge included in special contract customer

                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


rates as described in the CL&P Testimony), as adjusted periodically pursuant to Conn. Gen. Stat.ss.16-245i(b)(2) and this Financing Order, in an amount sufficient to pay the Total RRB Payment Requirements, (ii) in and to all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge authorized pursuant to this Financing Order, and (iii) in and to all rights to obtain adjustments to the RRB Charge pursuant to the terms of Conn. Gen. Stat.ss.16-245i(b)(2) and this Financing Order.

                  7. The RRB Transaction will result in net savings for CL&P customers as reflected in the CL&P Testimony and all such savings will inure to the benefit of ratepayers, directly or indirectly as described in such testimony.

                              ESTABLISHMENT OF SPE

                  8. The formation by CL&P of one or more wholly owned, bankruptcy-remote SPEs to which the Transition Property subject to this Financing Order is to be sold, is approved.

                  9. The initial capitalization by CL&P of the SPE, which is currently expected to be approximately 0.50% of the initial principal balance of RRBs, subject to prevailing market conditions at the time of RRB pricing and rating agency and tax authority input, is in accordance with all applicable Connecticut law, rules and regulations and is hereby approved. Any other credit enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily) will be collected as part of the periodic adjustment to the RRB Charge.

                           SALE OF TRANSITION PROPERTY

                  10. In accordance with Conn. Gen. Stat.ss.16-245h(c), CL&P is hereby authorized to sell or assign, without recourse, all of its interest in the Transition Property that arises from this Financing Order to one or more SPEs. Each SPE is authorized to acquire the Transition Property and to pledge the Transition Property (and the Other SPE Collateral) as collateral, directly or indirectly, for the SPE Debt Securities and the RRBs.

                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


                  11. Upon the sale by CL&P of the Transition Property to each SPE, (i) such SPE shall have all of the rights originally held by CL&P with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies, including the right to authorize the Servicer to disconnect service (including backup service) to the extent permitted by Conn. Gen. Stat. ss.ss. 16-262c through 16-262i, and applicaBle regulations, to assess and collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by CL&P, as initial Servicer, or any successor Servicer, and
(ii) any payment by any customer to such SPE shall discharge such customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Servicer.

                  12. Upon the sale by CL&P of the Transition Property to an SPE, CL&P or any successor Servicer shall not be entitled to recover RRB Charges other than for the benefit of the holders of the SPE Debt Securities and the related RRBs in accordance with CL&P's duties as Servicer of such Transition Property as authorized by this Financing Order.

                  13. The sale by CL&P of the Transition Property to an SPE in accordance with Conn. Gen. Stat. ss.ss. 16-245h(C) and 16-245k(h), and in a manner described in such sections, shall be treated as an absolute transfer of all of CL&P's rights, title and interest, as a legal true sale, and not as a pledge or other financing, of the Transition Property, in each case notwithstanding the following, which are hereby determined not to effect such absolute transfer and legal true sale: (i) any contrary treatment of such transfer for accounting, tax or other purposes, (ii) certain indemnities (including mandatory redemption or repurchase obligations related thereto) provided for in SPE Debt Securities or in the RRB Transaction documents, (iii) CL&P's continued collection of the RRB Charge pursuant to the Servicing Agreement authorized by this Financing Order, or (iv) CL&P's providing any credit enhancement to such SPE as described in the Englander Testimony.

                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


                  14. Each SPE, as owner of the Transition Property, and the holders of the SPE Debt Securities and the RRBs, or any trustee acting therefor, shall rely on and be entitled to the benefit of the pledge and agreement of the State contained in Conn. Gen. Stat.ss.16-245j(b), and the Finance Authority is authorized to include this pledge and undertaking in any contracts or marketing materials with current or prospective holders of the SPE Debt Securities and the RRBs, or any trustees acting therefor.

                  15. In accordance with Conn. Gen. Stat.ss.16-245h(a) and the Findings, the Transition Property created and established by this Financing Order shall constitute property from the effective date of this Financing Order for all purposes, including for the purpose of contracts relating to or securing the SPE Debt Securities and the RRBs, whether or not the revenues and proceeds arising with respect to RRB Charges have accrued at the time of this Financing Order.

                  16.      In accordance with Conn. Gen.
Stat.ss.ss.16-245e(a)(13) and 16-245h(a), the Transition Property created and established by this Financing Order shall constitute a current property right of the owner thereof or its assignee or transferee, which continuously exists for all purposes with all of the rights and privileges as provided in the Securitization Statute, from the effective date of this Financing Order until the owner or its assignee or transferee has received RRB Charges sufficient to discharge the Total RRB Payment Requirements in full. In accordance with Conn. Gen. Stat.ss.16-245j(b), such property right may not be limited or altered in contravention of such provision.

                  17. Pursuant to Conn. Gen. Stat. ss. 16-245k(g), upon the effective date of this Financing Order there shall exist a statutory first priority lien on all Transition Property then existing or thereafter arising pursuant to the terms of this Financing Order. Such lien shall secure all obligations, then existing or subsequently arising, to the holders of RRBs, the trustee or representative for such holders, each SPE and special purpose trust and shall arise by operation of law automatically without any action on the part of CL&P or any other person. Such lien shall be valid, perfected, and enforceable upon the effectiveness of this Financing Order without any further public notice. CL&P expects to file a financing statement with respect to the Transition Property which will constitute a

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


"protective filing" pursuant to Conn. Gen. Stat. ss. 16-245k(g). If the Transition Property subject to this Financing Order is transferred and sold to more than one SPE, any collections in respect of the undivided beneficial interests in RRB Charges related to such Transition Property will be allocated pro rata among such undivided beneficial interests to give effect to the pari passu first priority statutory liens on each SPE's portion of the Transition Property subject to this Financing Order.

                          SPE DEBT SECURITIES AND RRBS

                  18. Each SPE is authorized to issue SPE Debt Securities and to pledge (i) all of its interest in Transition Property and (ii) the Other SPE Collateral, which shall include without limitation, the rights of the SPE under the RRB Transaction documents including the Sale Agreement, the Servicing Agreement, and the Administration Agreement, the Collection Account and any subaccount therein, including the General Subaccount, the Overcollateralization Subaccount, the Capital Subaccount, and the Reserve Subaccount, any investment earnings on amounts contained therein (but excluding an amount equal to investment earnings earned on the initial capital contributed by CL&P which will be returned to CL&P semiannually or more frequently as a distribution of capital by the SPE so long as there are sufficient moneys to make scheduled distributions of interest and principal on the RRBs, fund any credit enhancement, and pay required financing expenses), to secure payment of the SPE Debt Securities.

                  19. Each SPE is authorized to sell the SPE Debt Securities to the special purpose trust in consideration of the payment of the net proceeds of the RRBs (which RRBs will substantially mirror the financial terms and conditions of the SPE Debt Securities), together with any hedge agreement entered into in connection with the RRB Transaction, in accordance with Order and Approval No. 22 in this Financing Order.

                  20. Each SPE formed by CL&P and each special purpose trust authorized and created by the Finance Authority is determined to be a "financing entity"

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                                                            ORDERS AND APPROVALS


under Conn. Gen. Stat.ss.16-245e(a)(11), and each special purpose trust is authorized to issue RRBs evidencing undivided beneficial interests in SPE Debt Securities.

                  21. The final maturity of any RRBs (or SPE Debt Securities) maturing not later than December 31, 2011, in accordance with Conn. Gen. Stat.ss.16-245j(c)(6), is hereby approved.

                  22. The special purpose trust may issue variable rate RRBs if CL&P determines at the time of issuance that such issuance, together with any interest rate exchange agreement or other hedging arrangement, will result in a lower all-in financing cost on the RRBs, subject to the approval of the Finance Authority.

                  23. The final terms and conditions of the SPE Debt Securities and the RRBs authorized by this Financing Order, including, without limiting the foregoing, the schedule of principal amortization, credit enhancement, frequency of principal or interest payments, the interest rates on the SPE Debt Securities and the RRBs and manner of setting such interest rates (fixed or variable), the manner of sale of the RRBs, the number and determination of credit ratings, the approval of final transaction documents, and certain transaction costs as set forth in the CL&P Testimony, shall, to the extent consistent with the provisions of this Financing Order, be determined by CL&P, subject to the approval of the Finance Authority at the time RRBs are priced and after input from the rating agencies, tax authorities, and the underwriters.

                  24. The amount of SPE Debt Securities and RRBs to be issued shall be determined as described in the CL&P Testimony, and the net proceeds of the SPE Debt Securities and the RRBs shall be used as described in the CL&P Testimony and in accordance with Conn. Gen. Stat.ss.16-245j(c)(4) and this Financing Order.

                  25. The special purpose trust shall remit the proceeds from the issuance of the RRBs authorized by this Financing Order, less underwriters' discount and original issue discount, to an SPE, which shall, in turn, remit such net proceeds, less certain transaction costs of issuing the SPE Debt Securities and the RRBs, to CL&P.

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


                  26. The amounts necessary for credit enhancement for the SPE Debt Securities and the RRBs and any subsequent adjustments thereto shall be determined as described in the CL&P Testimony, subject to the requirements of the rating agencies to achieve triple-A ratings, the requirements of tax authorities, and the approval of the Finance Authority.

                  27. In accordance with Conn. Gen. Stat.ss.16-245j(a), the RRBs and the SPE Debt Securities shall be nonrecourse to CL&P and its assets, other than the Transition Property sold to the SPE and Other SPE Collateral subject to this Financing Order, provided nothing herein shall prevent CL&P or its successors or assigns from (a) entering into the Servicing Agreement authorized pursuant to Conn. Gen. Stat.ss.16-245h(d) and this Financing Order, which arrangements may include the making of representations, warranties, and agreements and the providing of covenants and indemnities, not amounting to recourse, for the benefit of the holders of the RRBs and the SPE Debt Securities, and the making of remittances of amounts representing actual collections of RRB Charges, (b) entering into agreements in connection with the sale and transfer of the Transition Property to an SPE and sale of the SPE Debt Securities, which agreements may include representations and warranties with respect to, among other things, the validity of the Transition Property and the title thereto, and providing specific covenants, indemnities, and repurchase obligations, not amounting to recourse, in connection with such transfer for the benefit of the holders of the RRBs and the SPE Debt Securities, (c) entering into an Administration Agreement with each SPE as further described in the CL&P Testimony and authorized herein, and (d) capitalizing each SPE as described provided herein.

                                     REPORTS

                  28. At least two business days in advance of the RRB issuance, CL&P shall file with the Department, for informational purposes, an Issuance Advice Letter, subject to the approval of the Finance Authority, setting forth the final structural details of the SPE Debt Securities and the RRBs, including the repayment terms (in accordance with the expected amortization schedule), the initial RRB Charge, the amount necessary

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


for credit enhancement, the identification of each SPE and special purpose trust, and the transaction costs of issuance, ongoing transaction expenses and a calculation confirming net savings to ratepayers as a result of the RRB Transaction. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of the SPE Debt Securities and the RRBs and shall be automatically effective upon filing.

                  29. Within 90 days following the closing of the RRB Transaction, and within 60 days of the end of each fiscal quarter thereafter until the proceeds have been applied in full, CL&P shall file with the Department a report showing the use of RRB proceeds in compliance with this Financing Order. Such filing shall not be a condition to the effectiveness of this Financing Order or the issuance of SPE Debt Securities and the RRBs.

                    SERVICING OF SPE DEBT SECURITIES AND RRBS

                  30. CL&P, as Servicer, or any successor Servicer, is required, in accordance with Conn. Gen. Stat.ss. 16-245h(d), to enter into a Servicing Agreement with an SPE pursuant to which it agrees to continue to operate its distribution system to provide service to its customers, to bill and collect RRB Charges for the benefit and account of such SPE or its assigns, and to account for and remit these amounts to or for the account of such SPE or its assigns.

                  31. CL&P's proposed billing, collection, and remittance procedure is approved, subject to rating agency approval to the extent estimation of RRB Charge collections is required.

                  32. In the event of a default by a Servicer in remittance of RRB Charges, the Department will, in accordance with Conn. Gen. Stat.ss.16-245k(e) and (g), upon application by (i) the trustee or holders of the SPE Debt Securities, (ii) the trustee or holders of the RRBs, (iii) the trustee for the special purpose trust, (iv) such SPE or its assignees, or (v) pledges or transferees of the Transition Property and Other SPE Collateral, order the sequestration and payment to or for the benefit of such SPE or such

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


other party of revenues arising with respect to the Transition Property and Other SPE Collateral.

                  33. In the event of a default by a Servicer under any Servicing Agreement with respect to RRBs, each special purpose trust or the trustees or representatives of the holders of the SPE Debt Securities or the RRBs may immediately appoint a successor Servicer for the Transition Property, subject to the approval of the Department, who shall promptly assume billing responsibilities for RRB Charges. The Department shall act on an expedited basis within 30 days to approve such successor Servicer. Such successor Servicer shall assume all rights and obligations under Conn. Gen. Stat. ss. 16-245k(k) and this Financing Order as though it were the Servicer at the time such SPE Debt Securities and RRBs were issued.

                  34. To the extent that a successor Servicer replaces CL&P as Servicer in any of its servicing functions with respect to the RRB Charges and the Transition Property authorized by this Financing Order, such replacement will be approved only if it will not cause the then current credit ratings on RRBs to be withdrawn or downgraded. In any event, CL&P shall remain as Servicer if a resignation will result in the reduction or withdrawal of the credit rating of the RRBs.

                  35. Regardless of who is responsible for billing of the RRB Charge, such RRB Charge will be assessed against and collected from all of CL&P's Retail Customers. Each Retail Customer will continue to be responsible to the Servicer for payment of the RRB Charge billed, but not yet remitted, to the extent such Retail Customer has not paid RRB Charges billed to it.

                  36. In the event of a failure of any Retail Customer to pay the RRB Charge, the Servicer is authorized to disconnect electric service to such customer in accordance with Conn. Gen. Stat.ss.ss.16-262c through 16-262i, and applicable regulations.

                  37. CL&P, as initial Servicer, or any successor Servicer, shall be entitled to an annual Servicing Fee, payable semiannually or more frequently. The

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                                                            ORDERS AND APPROVALS


Department approves the Servicing Fee as follows: As initial Servicer, CL&P will be paid a market-based Servicing Fee equal to 0.05% per annum of the initial principal balance of the RRBs, which fee will be included in the calculation of the RRB Charge. A successor Servicer will be paid a market-based Servicing Fee, as approved by the Department, not exceeding 1.25% per annum of the initial principal balance of the RRBs.

                              THIRD PARTY SUPPLIERS

                  38.      Any TPS that proposes to collect RRB Charges shall
(i) meet the creditworthiness criteria to be established by the Department and, at a minimum, the criteria set forth and approved in this Financing Order; and
(ii) comply with the billing, collection and remittance procedures and information access requirements set forth herein and in the Englander Testimony.

                  39. The Department will not authorize a TPS to bill and collect the RRB Charge for remittance to CL&P as Servicer (or any successor Servicer) unless such TPS meets specified creditworthiness criteria and complies with specified billing, collection, and remittance procedures and information access requirements. The Department will require creditworthiness standards and other procedures and requirements that are consistent with maintaining the triple-A ratings on the RRBs. Such authorization must be consistent with the following minimum criteria, procedures, and requirements: (i) such TPS agrees to remit the full amount of RRB Charges it bills to Retail Customers, regardless of whether payments are received from such Retail Customers, within 15 days after CL&P's (or any successor Servicer's) billing date for such charges, (ii) such TPS shall provide CL&P (or any successor Servicer) with total monthly kWh usage information in a timely manner for the Servicer to fulfill its obligations, as such information is the basis of such remittance, and (iii) CL&P (or any successor Servicer) will be entitled, within seven days after a default by the TPS in remitting any RRB Charges billed, to assume responsibility for billing all charges for services provided by CL&P (or any successor Servicer), including the RRB Charges, or to switch responsibility to a third party. In addition, if and so long as such TPS does not maintain at least a triple-B long-term unsecured credit rating from Moody's Investors

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


Service or Standard & Poor's Rating Services, such TPS shall maintain, with the Servicer or as directed by the Servicer, a cash deposit or comparable security equal to one month's maximum estimated collections of RRB Charges, as agreed upon by CL&P (or any successor Servicer) and the TPS. In the event of a default in the remittance of RRB Charges by a TPS, such amount will be included in the periodic adjustment of the RRB Charge as described in the CL&P Testimony.

                    RRB CHARGE: ESTABLISHMENT AND ADJUSTMENT

                  40. In accordance with Conn. Gen. Stat.ss.16-245i(b)(1), this Financing Order and the RRB Charge authorized hereunder shall be irrevocable and the Department shall not have authority either by rescinding, altering, or amending the Financing Order or otherwise, to (i) revalue or revise for ratemaking purposes the Eligible Stranded Costs to be securitized hereunder,
(ii) determine that the RRB Charge is unjust or unreasonable, or (iii) in any way reduce or impair the value of the Transition Property either directly or indirectly by taking the RRB Charge into account when setting other rates for CL&P, nor shall the amount of revenues arising with respect thereto be subject to reduction, impairment, postponement, or termination.

                  41. In accordance with Conn. Gen. Stat. ss. 16-245g(c), the RRB Charge (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony) and its imposition, collection and payment are approved by this Financing Order. The RRB Charge shall be assessed against and collected from all of CL&P's Retail Customers. The RRB Charge shall be a monthly usage-based component of the CTA on each Retail Customer's monthly bill and may in the future, subject to Department approval, include a pro rata component of any "exit fee" collected from any Retail Customer pursuant to Conn. Gen. Stat. ss. 16-245w until the Total RRB Payment Requirements are discharged in full. The RRB Charges will be applied equally to all Retail Customers of the same class in accordance with methods of allocation in effect on July 1, 1998, and as further described in the CL&P Testimony. The RRB Charge will be sufficient in the aggregate to pay the Total RRB Payment Requirements, i.e., the principal balance of (in accordance with the expected

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


amortization schedule), and interest on, the RRBs authorized for issuance pursuant to this Financing Order, together with servicing and administrative expenses for SPE Debt Securities and RRBs and the cost to CL&P of creating and maintaining any credit enhancement (other than credit enhancement obtained because CL&P is making RRB Charge remittances less frequently than daily) required for the SPE Debt Securities and the RRBs.

                  42. The methodology used to calculate the RRB Charge (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony) and to periodically adjust such RRB Charge, as set forth in the Issuance Advice Letter and as described in the CL&P Testimony, is approved. The RRB Charge (including, without limitation, the RRB Charge included in special contract customer rates as described in the CL&P Testimony), which will constitute Transition Property, will be filed initially with the Department in the Issuance Advice Letter and adjusted up or down, as necessary, in Routine True-Up Letters or Non-Routine True-Up Letters. The RRB Charge will be included as a component of the unbundled CTA line item on a Retail Customer's bill and is expected to be footnoted as such.

                  43. The initial RRB Charge, as filed in the Issuance Advice Letter, will be effective automatically on the date of the RRB issuance.

                  44. In accordance with Conn. Gen. Stat.ss.16-245i(b)(2) and (c), CL&P, or a successor Servicer, on behalf of the pledgees or transferees of the Transition Property, is authorized to file periodic RRB Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the Periodic RRB Payment Requirements for the upcoming year or other applicable period. The Transition Property includes the right to obtain such adjustments.

                  45. At least fifteen days prior to January 1 each year, CL&P as Servicer (or any successor Servicer) will file with the Department a Routine True-Up

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


Letter. The resulting adjustments to the RRB Charge, up or down, shall be effective automatically on January 1 each year or on such other date as specified in the Routine True-Up Letter, notwithstanding the fact that the adjustment to the other components of the CTA occur simultaneously and may not become effective immediately. CL&P may also file quarterly or, in the last year the RRBs are outstanding, monthly Routine True-Up Letters in addition to the Routine True-Up Letter filed at least fifteen days prior to January 1 each year. Any such adjustments will be effective 15 days after the filing of the applicable Routine True-Up Letter. Beginning in the year prior to the expected final maturity date, quarterly or monthly adjustments may be performed.

                  46. So long as Routine True-Up Letters are filed in accordance with the adjustment calculation methodology approved in this Financing Order, no hearing or other action by the Department regarding such Routine True-Up Letter filings shall be required and the resulting RRB Charge adjustments will be effective as provided herein and in such filings.

                  47. In the event that CL&P, as Servicer, determines that the methodology used to calculate the RRB Charge requires adjustment to more accurately project and generate adequate RRB Charge collections, a Non-Routine True-Up Letter may be filed, with the resulting RRB Charge adjustment (reflecting such modification to the methodology or model) to be effective upon review and approval by the Department within 60 days after such filing.

                               USE OF RRB PROCEEDS

                  48. CL&P's use of proceeds, as described in the Shoop Testimony and in this Financing Order, is approved.

                APPROVAL OF SALE AGREEMENT, SERVICING AGREEMENT,
          ADMINISTRATION AGREEMENT, AND OTHER RRB TRANSACTION DOCUMENTS

                  49. CL&P's entering into the Sale Agreement, the Servicing Agreement, the Administration Agreement, and other RRB Transaction documents with

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                                                                       EXHIBIT C

                                                            ORDERS AND APPROVALS


one or more SPEs and with other parties to the RRB Transaction as described herein and other dealings between CL&P and each SPE contemplated by the RRB Transaction are hereby authorized and approved in accordance with all applicable Connecticut law, rules, and regulations.

                         ACCOUNTING FOR CERTAIN BENEFITS

                  50. Any amounts accounted for in the Reserve Subaccount, which represent collections in excess of the fully funded credit enhancement reserves, at the time that CL&P calculates a periodic RRB Charge adjustment, will be incorporated in such adjustment in accordance with Conn. Gen. Stat. ss. 16-245i(b)(2) and (c). CL&P, as initial Servicer (or any successor Servicer), shall account for and ultimately credit to ratepayers any amounts remaining in the Collection Account (other than the Capital Subaccount and an amount equal to interest earnings thereon) after the RRBs are paid in full. Such amounts include any overcollateralization amounts, including interest earnings thereon, or RRB Charge collections that remain after the Total RRB Payment Requirements have been discharged. Such amounts will be released to the SPE upon retirement of the RRBs and discharge of the Total RRB Payment Requirements. These benefits will inure to the benefit of ratepayers through a credit to their CTA or, if there is no CTA, through a credit to other rates.

                  51. If CL&P, as initial Servicer (or any successor Servicer), is making RRB Charge remittances less frequently than daily, CL&P (or such successor Servicer) will account for and remit to the trustee for the SPE Debt Securities any interest on RRB Charge collections.

                  52. An amount equal to investment earnings earned on the initial capital contributed by CL&P will be returned to CL&P semiannually or more frequently as a distribution of capital by the SPE so long as there are sufficient moneys to make scheduled distributions of interest and principal on the RRBs, fund any credit enhancement, and pay required financing expenses.